UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 1, 2009 (September 25, 2009)

CHINA SKYRISE DIGITAL SERVICE INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139940	98-0554885
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

4/F, M-3rd Building
Hi-tech Industrial Park
Nanshan District, Shenzhen 518070
People’s Republic of China
(Address of principal executive offices)

(86) 755 26012511
(Registrant's telephone number, including area code)

GETPOKERRAKEBACK.COM
Equity Trust Chambers, P.O. Box 3269, Apia, Samoa
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

  our ability to overcome competition in our market;

  the impact that a downturn or negative changes in the private security and surveillance industry could have on our business and profitability;

  our ability to simultaneously fund the implementation of our business plan and invest in new projects;

  economic, political, regulatory, legal and foreign exchange risks associated with international expansion; or

  the loss of key members of our senior management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this registration statement and the documents that we reference and filed as exhibits to the registration statement completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

  the “Company,” “we,” “us,” and “our” refer to the combined business of China Skyrise Digital Service Inc. and its wholly owned subsidiaries, United Digital Home H.K. Group Company Limited, or “United Digital,” a Hong Kong limited company; Shenzhen Skyrise Technology Co., Ltd., or “Skyrise Technology,” a PRC limited company; and Shenzhen Skyrise Digital Electronics Co., Ltd., or “Skyrise Digital,” Skyrise Technology’s wholly-owned PRC subsidiary, as the case may be;

  “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

  “Exchange Act” means the Securities Exchange Act of 1934, as amended;

  “PRC,” “China,” and “Chinese,” refer to the People’s Republic of China;

  “Renminbi” and “RMB” refer to the legal currency of China;

  “Securities Act” are to the Securities Act of 1933, as amended; and

  “U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this current report we are relying on and we refer to information and statistics regarding the private security and surveillance industry and economy in China and that we have obtained from, various cited government and institute research publications, including information from the China Bureau of Statistics. This information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2009, we entered into and closed a share exchange agreement, or the Share Exchange Agreement, with United Digital, a Hong Kong limited company, and its shareholders, pursuant to which we acquired 100% of the issued and outstanding capital stock of United Digital in exchange for 12,379,800 shares of our common stock, par value $0.001, which constituted 72.8% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

Immediately following the closing of the Share Exchange Agreement, on September 25, 2009, we also entered into a side letter regarding share allocation and distribution, or the Side Letter, with the shareholders of United Digital, Asia Regal Holdings Limited, or Asia Regal, and Mr. Kin Keung Lai, and certain service providers of the Company, pursuant to which Asia Regal agreed to transfer to Mr. Lai 485,576 of the shares issuable to Asia Regal under the Share Exchange Agreement, and we agreed to issue and deliver to the service providers an aggregate of 4,105,750 shares of our common stock, as consideration for certain services provided for the benefit of the Company and/or its subsidiaries in connection with the transactions contemplated by the Share Exchange Agreement.

The foregoing description of the terms of the Share Exchange Agreement and the Side Letter is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 2.1 and Exhibit 10.1 to this report, which are incorporated by reference herein.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 25, 2009, we completed an acquisition of United Digital pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein United Digital is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on September 25, 2009, we acquired United Digital in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of United Digital, except that information relating to periods prior to the date of the reverse acquisition only relate to China Skyrise Digital Service Inc. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are primarily engaged, through our indirect Chinese subsidiaries, in the development, sale, installation and maintenance of digital residential safety and video surveillance products, and in the development and integration of related software in China. Our customers are primarily urban and suburban residential communities and real estate development companies in China, but we plan to expand our customer base to the commercial sector to include commercial entities, such as airports, hotels, banks, supermarkets and entertainment venues.

A majority of our revenues are derived from the provision of digital residential safety and video surveillance packaged solutions, including the development, installation and after-sale service maintenance of safety and surveillance systems. Because the majority of our revenues are derived from installations, they are generally non-recurring. Our revenues are not concentrated within any one customer or group of related customers. Maintenance services in our packaged solutions are included for the first year following installation. Our customers may separately purchase maintenance services after the first year.

Our sales network is focused in the populated areas of Guangdong Province, in southern China, but we plan to expand our sales network to other populated areas. Our company headquarters is located in southern China, in the Shenzhen Special Economic Zone and we have more than 10 branch offices and distribution points. Our customers are spread across China, but are primarily located in the coastal metropolitan regions including Beijing, Shanghai, and Guangzhou/Shenzhen.

We have grown both organically and through acquisitions over the past year through the acquisition of our operating subsidiaries, Skyrise Technology and Skyrise Digital. Our revenues increased from nil in fiscal year 2007 to $4.1 million in fiscal year 2008, representing a compounded growth rate of approximately 250%. We strive to provide customer-driven, one-stop services to our clients and actively pursue acquisition prospects and other strategic opportunities.

Our Corporate History and Background

We were incorporated on June 5, 2006 in the State of Nevada under the name Getpokerrakeback.com. We commenced business by developing and launching our web site getpokerrakeback.com on which we offered “rake backs” to online poker players. Rake backs are a poker loyalty program that rewards players for playing online poker at a specific online poker room.

On September 10, 2008, we entered into and closed a stock purchase agreement, or the Stock Purchase Agreement, with Flourishing Wisdom Holdings Limited, or Flourishing Wisdom, a Samoan limited company, and Steven Goertz, our Chairman, Chief Executive Officer and controlling stockholder at such time. Pursuant to the Stock Purchase Agreement, Flourishing Wisdom purchased 2,500,000 shares of our common stock, representing 54% of our issued and outstanding common stock as of the closing, from Steven Goertz for $555,000, or $0.22 per share. As a result of the transaction, Flourishing Wisdom became our controlling stockholder. From and after the closing of the Stock Purchase Agreement, until September 25, 2009, we were a shell company and were no longer engaged in the business of marketing and promoting getpokerrakeback.com, our web site. Instead, our business plan consisted of the exploration of potential targets for a business combination through a purchase of assets, share purchase or exchange, merger or similar type of transaction.

Acquisition of United Digital

On September 25, 2009, we completed a reverse acquisition transaction through a share exchange with United Digital whereby we acquired 100% of the issued and outstanding capital stock of United Digital, in exchange for 12,379,800 shares of our common stock, par value $0.001, which shares constituted 72.8% of our issued and outstanding capital stock on a fully-diluted basis, as of and immediately after the consummation of the reverse acquisition. As a result of our acquisition of United Digital, we now own all of the issued and outstanding capital stock of United Digital, which in turn owns Skyrise Technology and Skyrise Digital.

Immediately following the closing of the reverse acquisition on September 25, 2009, we also entered into the Side Letter with the shareholders of United Digital, Asia Regal and Mr. Kin Keung Lai, and certain service providers of the Company, pursuant to which Asia Regal agreed to transfer to Mr. Lai 485,576 of the shares issuable to Asia Regal under the Share Exchange Agreement, and we agreed to issue and deliver to the service providers an aggregate of 4,105,750 shares of our common stock, as consideration for certain services provided for the benefit of the Company and/or its subsidiaries in connection with the transactions contemplated by the Share Exchange Agreement.

Upon the closing of the reverse acquisition on September 25, 2009, Ms. Hai Yan Huang, our sole director and officer, resigned as our director and from all offices of the Company that she held. Also upon the closing of the reverse acquisition, our board of directors increased its size to 3 members and appointed Messrs. Mingchun Zhou, Weibing Wang, and Shengrong Dong to fill the vacancies created by Ms. Huang’s resignation and such increase. In addition, our board of directors appointed Mr. Zhou to serve as our Chief Executive Officer and Dongmei Wu to serve as our Chief Financial Officer, Treasurer and Secretary, effective immediately at the closing of the reverse acquisition. The share exchange transaction with United Digital was treated as a reverse acquisition, with United Digital as the acquirer and China Skyrise Digital Service Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of United Digital and its consolidated subsidiaries.

United Digital was a private corporation incorporated on December 11, 2007 in Hong Kong. It was principally established to serve as an investment holding company and its operations are carried out in Hong Kong. On January 28, 2008, United Digital became the holding company of Skyrise Technology, a PRC limited liability company, through the acquisition of 100% of the equity interest in Skyrise Technology from Skyrise Technology’s shareholders, including Mr. Mingchun Zhou, our Chairman and Chief Executive Officer. Skyrise Technology was established on May 23, 2003 and its principal activity is the sale, installation and development of digital home security networks, peripherals and software. On April 23, 2008, Skyrise Technology established Skyrise Digital as its wholly owned PRC limited liability Company. Skyrise Digital’s principal activity is selling, installation and development of computing network and intelligence system. On September 25, 2009, we changed our name to China Skyrise Digital Service Inc. to more accurately reflect our new business operations. For accounting purposes, the acquisition of Skyrise Technology and Skyrise Digital was accounted for under the acquisition method with United Digital as the holding company of both companies for legal purposes. Accordingly, our financial statements have been prepared on a consolidated basis for the periods presented.

Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority under the symbol “GPKR” and the CUSIP number for our common stock is 37427P101. We are in the process of applying for a new symbol and CUSIP number in connection with our name change from Getpokerrakeback.com to China Skyrise Digital Service Inc.

Our principal executive offices are located at 4/F, M-3rd Building, Hi-tech Industrial Park, Nanshan District, Shenzhen 518070, China. The telephone number at our principal executive office is (+86-755) 26012511.

Our Corporate Structure

All of our business operations are conducted through our Chinese subsidiaries. The chart below presents our corporate structure as of September 30, 2009:

Our Industry and Principal Market

The security and surveillance industry in China was established at the beginning of the 1980s and security and surveillance products were used primarily by government agencies, financial institutions, transportation and mega-size companies. Since then, the industry has experienced significant growth and is growing at an annual rate of approximately 40%, according to the China Public Security Guide published by the Chinese Security and Protection Association, or the CSPA. In 2006, the Chinese government promulgated Ordinance 458 which requires all entertainment locations to install surveillance systems. In addition, the booming Chinese real estate market and the increasing focus on the security of the Chinese mining industry provide great opportunities for the security and surveillance industry. The CSPA predicts that the industry will grow by over 20% annually in the near future and the Chinese market for security and surveillance products and services will reach approximately $160 billion by 2010.

The video surveillance industry is currently undergoing a turbulent period of transformation. Aside from the technological trends shaping the industry, such as the transition from analogue CCTV to network video surveillance and the introduction of open standards, the global economic downturn has also significantly impacted the industry. While the economic downturn has significantly lowered growth expectations for the video surveillance industry for 2009, citing a new report by IMS Research, or IMS, an industry research group, the Digital Edition of Security Systems News, or SSN, reported that the video surveillance segment of the security and surveillance market in China is still positioned to show strong growth both this year and the next, despite the global economic slowdown. According to SSN, the industry is expected to be worth more than $3 billion by 2012, representing growth in CAGR of 23.8% for 2007-2012. SSN reported that while growth in the Chinese video surveillance market did slow in 2008 due to the international financial crisis and the devastating earthquake in south-western China, IMS analysts believed that action taken by the Chinese government to address that crisis will boost growth this year and next. China’s “New Deal” stimulus package, with a value of $586 billion, calls for new housing, roads, railways and airports, plus rebuilding areas devastated by the earthquake. As a result, IMS analysts felt that 2009 and 2010 should be very strong years for the Chinese video surveillance market. By 2012, IMS expects sales of security cameras to reach $16 million, for both new surveillance deployments and replacement purposes, with revenues from security cameras accounting for approximately one-third of the total security equipment market.

The Chinese market is showing a clear trend from basic box cameras to higher-end models like speed domes and box zoom cameras, according to IMS. DVRs account for the next largest part of the video surveillance market in China. Local Chinese DVR manufacturers dominate this segment, and IMS estimates that over 80% of the DVRs sold in China in 2008 were supplied by Chinese brands. While analog is still the dominant force in video surveillance in China at the moment, with sales of network video surveillance equipment, including network cameras, video servers, NVRs and network video surveillance software amounting to less than 10% of total market revenues in 2008, according to IMS, that trend is expected to change in the coming years. According to the Technology Marketing Corporation, or TMC, an industry group, the mainstream technology in China’s video surveillance market is now transforming from an analog to digital base, tending towards networking and intelligent types. The analog market share of China’s video surveillance market shrank from 56.9% in 2004 to 19.7% in 2007. Meanwhile, the digital share grew to 54.4% from 35.7%, and that of network video surveillance expanded to 25.9% from 7.4% . IMS forecasts a network video surveillance equipment CAGR of 55.6% between 2007 and 2012. The “safe city” program launched by the Ministry of Public Security in 2004 is believed to have boosted demand in the video surveillance market as video surveillance system installations accounted for 28% of the program’s total investment. In addition, the Beijing 2008 Olympic Games and the coming Shanghai World Expo also helped promote the market.

There are many companies in China that engage in the business of manufacturing, selling, installing and maintaining of security and surveillance products, including residential based products. Due to the high growth of the industry and the fact that it is still in the early stage of development, the Chinese security and surveillance market is highly fragmented and there is no apparent market leader.

Our Growth Strategy

We believe that China’s highly fragmented security and surveillance industry and rapidly growing market provide us with significant growth opportunities. We intend to pursue the following strategies to achieve our goal:

  Residential Real Estate Market –We plan to ride the continual growth in China’s real estate industry. The industry is experiencing a transition from analog intercom systems to digital intercom systems, which falls into our strength: digital solutions. We are the current technology leader in digital intercom, and will continue to invest in R&D to maintain our leadership position. Our low-end digital solution will replace the high-end analog solutions currently on the market, and increase our overall market share in the intercom industry. We will also expand our business into the conversion of existing residential neighborhoods, a vast market that needs gradual upgrades from analog intercom to digital solutions.

  Value Added Services – We plan to extend our presence on the vertical value chain. Our current digital hardware and network solutions provide a digital platform on top of which we could offer value-added services, such as property management, bill pay, food delivery orders, dry clean, and advertisement. We expect such service revenue to make up a significant portion of our future revenue.

  Strengthen Our R&D Capability – We plan to enhance and expand our core products and further expand our customer base. For example, through our system-on-chip program, we are working on the integration of digital intercom system hardware and software onto a single chipset which, if successful, will reduce the overall cost of our systems. We could also market this product to companies that do not have their own research and development capabilities. We have initiated projects with two of China’s 3G wireless communication service providers (China Mobile and China Unicom) to test launch standalone wireless intercom solutions. Such solutions would be sold by wireless service providers in packages for members of the families. We would provide value-added services on top of the platform we have established.

  Pursue Strategic Acquisitions to Augment Strong Internal Growth – We expect that acquisitions will enable our geographic expansion, enhance our technological capabilities or competitive advantages, provide licensing and recurring revenue opportunities and propel our expansion into high growth enterprise class markets. We also plan to leverage our relationships with our business partners such as China Mobile, China Unicom, and China Telecom, Guangdong to seek attractive cross-selling, cross-marketing and licensing arrangements and other opportunities.

Our Products and Services

Through our subsidiaries, Skyrise Technology and Skyrise Digital, we engage in the business of the development, sale, installation and maintenance of digital residential safety and video surveillance products, and in the development and integration of related software in China. In 2008, we derived nearly 100% of our revenues from the supply, installation and service of digital intercom products in urban and suburban homes.

Our Products

We manufacture the key components of safety and surveillance products for residential use, and rely on third-party electronic assembling companies to assemble the final products utilizing our technology. All of our final products are fully branded and developed independently. Our main products include standalone DVRs, embedded DVRs, mobile DVRs, digital cameras, intelligent control system software platforms, perimeter security alarm systems monitors, and auxiliary apparatuses. Of these products, our monitors accounted for more than 70% of our revenues in 2008.

Our security monitors provide high-definition video, reliability and color reducibility, including SVM LCD monitors, SVM CRT monitors and other high-quality monitors. The SVM series are based on the latest 3D digital graphic design technology. The structure of the product adopts the single-oriented design which embodies the light, thin characteristics of both the LCD and CRT products. Our other monitor products include LCD multiple screen combination panel walls, LCD advertising players, built-in quadruple LCD/CRT monitors, IP monitor, and progressive scanning color digital monitors. We market our monitors in three models, Standard, High-end, Luxury and Wireless. The specifications of each monitor is provided below:

Standard Model: LCD touch screen: 4 in/5 in/5.6 in Compliant to telecom SP specifications Support VoIP

High-end Model: LCD tough screen: 10.4 in Build-in CMOS color camera

Luxury Model: ABS material shell Build-in custom UI skins

Wireless Model: Rechargeable lithium battery with one hour usage time Build-in WiFi or 3G services External microphone, compliant with home phones or as a standalone 3G terminal

Installation

We design software for our customers’ safety and surveillance systems in accordance with our customers’ specifications. We generally test the software on our own computer system before integrating it into our customers’ computer system. We then assign technicians from our project service department to the site of each project, to assist in the integration of our safety and surveillance system with our customers’ computer systems. Upon integration, our technical department will test and examine the system to ensure the proper functioning of the installed safety and surveillance system. Each project group is usually comprised of 4-6 members who are in charge of the technical components of, and manage the progress of, each project. We use subcontractors for non-technical, labor intensive work.

The major products used in our installation projects include intercom monitors, data servers, network connectivity, computer accessories, decoders, video capture cards, recorders and computer cases. Approximately 80% of the equipment that we use in our installation projects are produced by us, and we rely on products manufactured by other companies for the balance of these projects.

Supplier Relationships

We use manufactured electronic components in our products. The main components of our products include monitors, frames, cases, decoders and lenses.

Shenzhen is one of the largest and most concentrated bases for electronic products in China. As a result, there are numerous suppliers and vendors of the components that are needed for our products. Because of the high level of competition among the suppliers, the prices of our principal components are relatively stable and we are able to purchase these raw materials at reasonable prices. We have entered into written contracts with several major suppliers and vendors.

The following is a list of our suppliers of hardware for certain of our products:

Supplier	Primary Items Supplied
Shenzhen Weierjian Technology, Ltd.	Microprocessors
Shenzhen Xinxinyi Electronics, Ltd.	LCD panels
Shenzhen Xiye Electronics Ltd.	Integrated Circuits
Shenzhen Jiexing Electronics, Ltd.	PCB Boards
Shenzhen Langtuo Electronics, Ltd.	TVS Pipes
Shenzhen Yueshengxing Electrical Equipment, Ltd.	Metal parts
Shenzhen Zhuodali Electrical, Ltd.	Metal parts
Shenzhen Minghaidon Development, Ltd.	Camera Lenses
Shenzhen Beitai Display Technology, Ltd.	LCD touch screens
Shenzhen Aupudi Technology, Ltd.	Contract manufacturer

We develop most of our own software, including drivers, embedded software, and application software. We utilize the open-source real-time Linux OS for our home monitor endpoints, and use Linux and Apache/Tomcat for our central server architecture. The monitor and server software are all open-source products which we can use free of licensing fees.

Our main software suppliers are: Jing Fei Ya (Shenzhen) Electronics Technology Co., Ltd.; Ming Xun Da (Shenzhen) Electronics Technology Co., Ltd.; An De Li Photoelectricity Co., Ltd.; Jiadu Xinhuasheng (Guangzhou) Computer Technology Co., Ltd.; Tian Xu (Shenzhen) Trading Co., Ltd.; Jia Rui Feng (Shenzhen) Technology Co., Ltd., Xingjielian (Beijing) Electronics Technology Co., Ltd.; Mengxiangjia (Guangzhou) Electronics Technology Co., Ltd.; Kin Kit Electronic Co.; and Sony Corporation of Hong Kong Ltd. No one supplier accounted for more than 10% of the total cost of our goods sold in 2008.

Our Customers and Marketing Efforts

Our customers are primarily urban and suburban residential communities and real estate development companies. Our customers include: St. Moritz, the top ranking standalone house community in Shenzhen, Guangdong Province; the Peninsula, the largest digital community in Shenzhen; the Living Mall, the largest digital community in Yangzhou, Jiangshu Province; Green Mountain, the first digital community in Taiwan; and Poly Whisper, the leading community in Guangzhou, Guangdong Province.

Because a large percentage of our revenues derive from the installation of residential digital safety and video surveillance systems, which are generally non-recurring, we do not rely on one single or a small group of customers. No one single customer accounted for more than 10% of our total revenue in 2008. We generally do not generate significant revenues from any existing client after the installation project is completed unless that client has additional installation sites for which our services might be required.

We market and promote our products through: participating in various industrial shows to display our products; advertising in industrial magazines and periodicals to introduce and promote our products; utilizing internet forums such as the public safety network and Chinese Security Association network, to promote our products; and relying on word-of-mouth marketing and referrals from current customers.

We believe that in order to promote our brand recognition, strengthen the management of our distribution network and improve our sales revenue and market share, we will also need to continue expanding our sales channels and engage in more sophisticated marketing. With adequate funding, we plan to acquire a number of competitors that are strong in direct sales and channels to compliment our strengths in product design, integration, and implementation. We believe that this strategy would result in driving our strength in products and services to a wider client base.

We have sale offices at the following locations in coastal and central China:

Office	Location
Shenzhen	Shenzhen, Guangdong Province
Beijing	Beijing
Henan	Zhengzhou, Henan Province
Shandong	Qingdao, Shandong Province
Anhui	Hefei, Anhui Province
Zhejiang	Hangzhou, Zhejiang Province
Jiangsu	Nanjing, Jiangsu Province
Hubei	Wuhan, Hubei Province
Fujian	Xiamen, Fujian Province

Competition

There are many companies in China engaged in the business of manufacturing safety and surveillance products and designing and installing safety and surveillance systems. However, the safety and surveillance industry in China is still nascent and no company has yet attained the dominating position. In addition, it is difficult in the safety and surveillance industry for very large companies to reap benefits from their size, because most safety and surveillance projects require products to be specially tailored to meet individual customer requirements.

In the safety and surveillance industry, competition is based on price, product quality, ability to distribute products, and ability to provide after-sales service. Our primary competition comes from Shenzhen Shidean Technology Industries Co., Ltd., Guangzhou Anjubao Technology Co., Ltd. and Fujian Aurine Technology Co., Ltd. Additional competition comes from large international companies such as Honeywell. Some of our international competitors are larger than we are and possess greater name recognition, assets, personnel, sales, and financial resources. However, these competitors generally have higher prices for their products, and most of them do not have distribution networks in China that are as developed as ours.

We believe that the quality of our product and service offerings, our relatively low labor costs, and our broad sales network enable us to compete favorably in the market for the residential digital safety and video surveillance products and services that we offer in China. We believe that the following competitive strengths enable us to compete effectively and to capitalize on the growth of the travel market in China and distinguish us from our competitors:

  Innovative Products and Services: Our strong research and development team allows the company to rapidly react to the changing market situation, quickly adapt to the latest technical development, and develop new features which enables the company to capitalize on the latest consumer trends. We believe that the technology used in our digital products are well-ahead of technology used in products offered by our competitors by approximately 12 months, based on the timing of the offering of such products in the marketplace. This lead time helps us to offer the most advanced products to our clients, while charging a premium rate compared to our competitors. In addition, we believe that, as a result of our technical capabilities, businesses in the vertical digital intercom industry (i.e. chip suppliers, network service providers, content providers) are willing to cooperate and partner with us in developing advanced service solutions that carry higher profit margins.

  Full Series of Digital Products: The breadth of our products allows us to cover a varying degree of customer needs, ranging from the low to high end of the digital market. For example, our low- end digital safety and video surveillance products now match the price of, and are of superior quality to, high-end analog products in the marketplace. This allows us to sell our luxury products at a premium while carving out a space in the market for higher priced analog products.

  Industry Leading Marketing and Sales Team: Our strong marketing/sales organization brings us quality clients. In many cases, we choose to work with clients who offer the most attractive pricing and payment terms. We also have the ability to rapidly expand our sales coverage once additional funding becomes available to support additional projects.

  Broad Service Network: We provide residential digital safety and video surveillance solutions, not just products. A broad service network allows us to provide superior after-sale services and charge for non-standard services such as network upgrades. We typically provide 12 months of free service, after which service contracts bring in additional service revenue, turning the service team from a cost center to a profit center.

  Strict Quality and Process Management: We take pride in our ability to rapidly respond to customer demands and offer superior products and service. All these results are derived from our continual effort to streamline processes and our strong belief in employee professional development. No one in the company is irreplaceable, thus allowing us to mobilize quality people to better serve our customers. We believe that the quality of our products comes, in large part, from our ability to identify, analyze and solve problems, as well as preventing their reoccurrence.

Research and Development

Our research and development activities focus on developing new products and technologies. We currently have 30 employees dedicated to research and development. We expect to provide additional value-added services and add-ins to our current platform through continuous research and development, to enhance our product and service offerings and to maintain our leadership position in our core areas of focus.

We also maintain cooperative relationships with third party information technology development firms to develop and improve our technology.

Intellectual Property

Our success depends, in part, on our ability to maintain and protect our proprietary technology and to conduct our business without infringing on the proprietary rights of others. We rely primarily on a combination of patents, trademarks and trade secrets, as well as employee and third-party confidentiality agreements, to safeguard our intellectual property. As of September 30, 2009, we held 8 patents and 3 trademarks, and had no patent or trademark applications pending. We require our employees to enter into agreements to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property. We regard our intellectual property as a factor contributing to our success. We rely on trademark and copyright law, trade secret protection, noncompetition and confidentiality agreements with our employees to protect our intellectual property rights.

Regulation

Because most of our operating subsidiaries are located in the PRC, we are regulated by the national and local laws of the PRC governing the conduct of business. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

All surveillance products produced in China must satisfy testing by the China Public Security Bureau, and manufacturers of such products must receive the Security Technology Protection Product Manufacturing Permit from the provincial agency. The products must pass the inspection process administered by the Testing Center for Quality of Security & Police Electronic Products, an agency of the PRC's Ministry of Public Security, and the most authoritative quality assurance institution for security products in the PRC. All functions of the Company’s products passed the quality assurance inspection, including their data-reading, controlling, alarming, data communication, anti-tagging, reminding, and emergency response functions. The Company received the Quality Assurance Report issued by the Center on May 9, 2008. We received the and also received the Security Technology Protection Product Manufacturing Permit from Guangdong province on July 23, 2008. We also hold a separate license from Guangdong province for the design, installation and repair of security protection systems.

The Administrative Measures on Software Products promulgated by the PRC Ministry of Information Industry, or MII, on October 27, 2000 regulate the development and sale of computer software or software embedded in information systems or equipment provided to users and computer software in conjunction with computer information systems integration or application services or other technical services in China. The measures prohibit the development, production, sale, export or import of software products that infringe third-party intellectual property rights, contain computer viruses, endanger the safety of computer systems, contain content prohibited by the PRC government or do not comply with applicable software standards of the PRC. All software products to be sold or operated in China must be tested by a testing organization authorized by the MII and approved by, and registered with, the MII or its provincial-level counterparts. The registration is valid for a five-year period and can be renewed. The measures also require software product manufacturers to have a business scope that includes computer software business (including software technology development or production of software products), have the conditions and technical strength for software production, and have a fixed production base and the procedures and capability to guarantee product quality. We are in compliance with the foregoing requirements.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress, the Chinese legislature, passed the new Enterprise Income Tax Law, or New EIT Law, which became effective on January 1, 2008. The New EIT Law applies a unified enterprise income tax, or EIT, rate at 25% to both FIEs and domestic invested enterprises. According to a grandfathering provision of the Notice on Transitional Preferential Policies of Enterprise Income Tax published by the State Council, enterprises that are subject to an EIT rate below 25% may continue to enjoy such lower rate which will be gradually transitioned to the new EIT rate within five years of the effective date of the New EIT Law, and enterprises that are currently entitled to exemptions from, or reductions in, applicable EIT for a fixed term may continue to enjoy such treatment until the fixed term expires.

Under the New EIT Law, companies designated as High- and New-Technology Enterprises may enjoy a reduced national enterprise income tax of 15%. Administrative Measures for Assessment of High-New Tech Enterprises, or Measures, and Catalogue of High/New Tech Domains Strongly Supported by the State, or Catalogue (2008), jointly issued by the Ministry of Science and Technology and the Ministry of Finance and State Administration of Taxation set forth general guidelines regarding criteria as well as application procedures for qualification as a High- and New-Tech Enterprise under the New EIT Law. We plan to apply for High- and New-Technology Enterprise designation for Skyrise Technology. However, there can be no assurance that Skyrise Technology will qualify as a High- and New-Technology Enterprise.

Dividend Distribution

The principal regulations governing distribution of dividends of wholly foreign-owned companies include:

  The Wholly Foreign-owned Enterprise Law (1986), as amended in October 2000;

  Implementation Rules under the Wholly Foreign-owned Enterprise Law (1990), as amended in 2001;
  Company Law of the PRC (2005); and
  Enterprise Income Tax Law and its Implementation Rules (2007).

Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds, unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Under the New EIT Law, dividends, interests, rent, royalties and gains on transfers of property payable by a FIE in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless such non-resident enterprise’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a reduced rate of withholding tax.

Under the New EIT Law, an enterprise established outside the PRC with its “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its worldwide income. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Moreover, under the New EIT Law, foreign shareholders of an entity that is classified as a PRC resident enterprise may be subject to a 10% withholding tax upon dividends payable by such entity, unless the jurisdiction of incorporation of the foreign shareholder of such entity has a tax treaty with the PRC that provides for a reduced rate of withholding tax, and gains realized on the sale or other disposition of shares, if such income is sourced from within the PRC.

Environmental Matters

Our operations are not subject to any environmental regulations.

Employees

As of September 30, 2009, we employed a total of 116 employees. The following table sets forth the number of our employees by function.

Function	Number Of Employees
Sales and Marketing Department	35
Customer Service Department	10
IT and Technical Support Department	30
Financial Department	6
Administrative Office	5
Production	30
Total	116

Approximately 57% of our employees hold bachelor degrees, with the lion share being held in the computer science field.

Our technical personnel are familiar with the safety and surveillance industry, thereby enabling us to develop proprietary and innovative technologies that respond to changing market. We consider our relations with our employees to be good. None of our employees is represented by a labor union.

Our employees in China participate in a state pension plan organized by Chinese municipal and provincial governments. We are required to make monthly contributions to the plan for each employee at the rate of 23% of his or her average monthly salary. In addition, we are required by Chinese law to cover employees in China with various types of social insurance. We believe that we are in material compliance with the relevant PRC laws.

Our Facilities

Our principal executive offices and base of operations are located in Shenzhen, China. We currently lease approximately 1,890 square meters of space from Shenzhen Shunping Industrial Co., Ltd, which lease expires on June 14, 2011. Under the lease agreement, we pay an aggregate monthly rent of RMB35 per square meter, or RMB66,150 (approximately $9,730) per month. We believe that all leased space is in good condition and that the property is adequately insured by the owner.

Insurance

Insurance companies in China offer limited business insurance products. We carry insurance against such losses and risks and in such amounts as are customary in our business and in our geographic areas in China. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. In the event that our insurance is not deemed to cover a claim, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – In the event that adequate insurance is not available or our insurance is not deemed to cover a claim, we could face liability” and “Risk Factors –Risks Related to Our Industry – Our business and reputation as a provider of high quality residential digital products and services may be adversely affected by product defects or performance.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

Due to the nature of our business, we do not have significant amounts of recurring revenues from our existing customers and we are highly dependent on new business development.

Most of our revenues derive from the installation, service and maintenance of residential digital safety and video surveillance systems which are generally non-recurring. Our customers are primarily real estate developments and property management companies, small commercial entities and residential homes. We manufacture and install safety and security systems for these customers and generate revenues from the sale and service of these systems to our customers and, to a lesser extent, from maintenance of these systems for our customers. After we have manufactured and installed a system at any particular customer site, we have generated the majority of revenues from that particular client. We would not expect to generate significant revenues from any existing client in future years unless that client has additional installation sites for which our services might be required. Therefore, in order to maintain a level of revenues each year that is at or in excess of the level of revenues we generated in prior years, we must identify and be retained by new clients. If our business development, marketing and sales techniques do not result in an equal or greater number of projects of at least comparable size and value for us in a given year compared to the prior year, then we may be unable to increase our revenues and earnings or even sustain current levels in the future.

Our products often are subject to government testing, inspection and approval.

We frequently supply products and services pursuant to agreements with general contractors. The successful completion of our obligations under these contracts is often subject to satisfactory testing, inspection and approval of such products and services. Although we endeavor to satisfy the requirements of each of these contracts to which we are a party, no assurance can be given that the necessary approval of our products and services will be granted on a timely basis or at all, and that we will receive any payments due to us. In some cases, we may be dependent on others to complete these projects which may also delay payments to us. Any failure to obtain these approvals and payments may have a material adverse effect on our business and future financial performance

We face risks related to general domestic and global economic conditions and to the current credit crisis.

Our current operating cash flows, which combined with access to the credit markets, provides us with significant discretionary funding capacity. However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the economies in which we operate that has impacted demand for our products and services, and may impact our ability to manage normal relationships with our customers, suppliers and creditors. If the current situation deteriorates significantly, our business could be materially negatively impacted, including such areas as reduced demand for our products and services from a slow-down in the general economy, or supplier or customer disruptions resulting from tighter credit markets.

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We will require additional working capital to support our long-term growth strategies, which includes identifying suitable targets for horizontal or vertical mergers or acquisitions, so as to enhance the overall productivity and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all. In addition, a lack of additional financing could force us to substantially curtail operations.

Our business could be adversely affected by reduced levels of cash, whether from operations or from borrowings.

Historically, our principal sources of funds have been cash flows from operations and borrowings from banks and other institutions. Our operating and financial performance may generate less cash and result in our failing to comply with our credit agreement covenants. We were in compliance with these covenants in 2008 and expect to be in compliance with these covenants during fiscal 2009. However, our ability to remain in compliance in the future will depend on our future financial performance and may be affected by events beyond our control. There can be no assurance that we will generate sufficient earnings and cash flow to remain in compliance with the credit agreement, or that we will be able to obtain future amendments to the credit agreement to avoid a default. In the event of a default, there can be no assurance that we could negotiate a new credit agreement or that we could obtain a new credit agreement with satisfactory terms and conditions within a reasonable time period.

We sometimes extend credit to our customers. Failure to collect the trade receivables or untimely collection could affect our liquidity.

We extend credit to some of our customers while generally requiring no collateral. Generally, our customers pay in installments, with a portion of the payment upfront, a portion of the payment upon receipt of our products by our customers and before the installation, and a portion of the payment after the installation of our products and upon satisfaction of our customer. Sometimes, a small portion of the payment will not be paid until after a certain period following the installation. We perform ongoing credit evaluations of our customers’ financial condition and generally have no difficulties in collecting our payments. However, if we encounter future problems collecting amounts due from our clients or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected. In response to the recent economic downturn, beginning in late 2007, we have begun to tighten the terms of our credit to customers and have shortened customer payment schedules in order to reduce our exposure to possible bad debt. In addition, have turned down some opportunities that we believed carried unfavorable payment terms. We believe that we will be able to collect current amounts due from our customers.

If our subcontractors fail to perform their contractual obligations, our ability to provide services and products to our customers, as well as our ability to obtain future business, may be harmed.

Many of our contracts involve subcontracts with other companies upon which we rely to perform a portion of the services that we must provide to our customers. There is a risk that we may have disputes with our subcontractors, including disputes regarding the quality and timeliness of work performed by those subcontractors. A failure by one or more of our subcontractors to satisfactorily perform the agreed-upon services may materially and adversely impact our ability to perform our obligations to our customers, could expose us to liability and could have a material adverse effect on our ability to compete for future contracts and orders.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing employment of our CEO, Mr. Mingchun Zhou; our Vice President of Marketing and Sales, Mr. Weibing Wang; our Vice President of Research and Development, Mr. Yanchun Jiang; and our Vice President of Investor Relations, Mr. Dustin Han, Ph.D. There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

Management's estimates and assumptions affect reported amounts of expenses and changes in those estimates could impact operating results.

Goodwill and other indefinite-lived intangible assets are tested for impairment at least annually, and the results of such testing may adversely affect our financial results. We use a variety of valuation techniques in determining fair value. The impairment review is highly judgmental and involves the use of significant estimates and assumptions. These estimates and assumptions have a significant impact on the amount of any impairment charge recorded, and actual results may differ significantly from the estimates and assumptions used.

We recognize deferred tax assets and liabilities for the expected future tax consequences of events which are included in the financial statements or tax returns. In assessing the whether deferred tax assets are realizable, management makes certain assumptions about whether the deferred tax assets will be realized. We expect the deferred tax assets currently recorded to be fully realizable, however there can be no assurance that an increased valuation allowance would not need to be recorded in the future.

In the event that adequate insurance is not available or our insurance is not deemed to cover a claim, we could face liability.

We carry insurance against such losses and risks and in such amounts as are customary in our business and in our geographic areas in China. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. If we incur increased losses related to employee acts or omissions, or system failure, or if we are unable to obtain adequate insurance coverage at reasonable rates, or if we are unable to receive reimbursements from insurance carriers, our financial condition and results of operations could be materially and adversely affected.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

  variations in profit margins attributable to product mix;
  changes in the general competitive and economic conditions;
  delays in, or uneven timing in the delivery of, customer orders; and
  the introduction of new products by us or our competitors.

Period to period comparisons of our results should not be relied on as indications of future performance.

Future government regulations or other standards could have an adverse effect on our operations.

Our operations are subject to a variety of laws, regulations and licensing requirements of national and local authorities in the PRC. We are required to obtain licenses or permits from the PRC central government and from Guangdong province, where we operate, and to meet certain standards in the conduct of our business. The loss of such licenses, or the imposition of conditions to the granting or retention of such licenses, could have an adverse effect on us. In the event that these laws, regulations and/or licensing requirements change, we may be required to modify our operations or to utilize resources to maintain compliance with such rules and regulations. In addition, new regulations may be enacted that could have an adverse effect on us.

Our limited ability to protect our intellectual property, and the possibility that our technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We rely on a combination of trade secret laws, confidentiality procedures and licensing arrangements to protect the patents, trademarks and technological know-how that comprise our intellectual property. A successful challenge to the ownership of our technology could materially damage our business prospects. Our competitors may assert that our technologies or products infringe on their patents or proprietary rights. We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all. Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our technology license positions or to defend against infringement claims.

United Digital is a Hong Kong company, while our operating subsidiaries are PRC companies, and most of our officers and directors reside outside the United States. Therefore, certain judgments obtained against our Company by our shareholders may not be enforceable in Hong Kong or China.

United Digital is a Hong Kong company and our operating subsidiaries are PRC companies. Most of our officers and directors reside outside of the United States. All or substantially all of our assets and the assets of these persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce against it or these persons the United States federal securities laws, or to enforce judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States, including the Securities Act and the Exchange Act.

RISKS RELATED TO OUR INDUSTRY

Our success relies on our management’s ability to understand the residential digital safety and surveillance industry.

We target the rapidly evolving residential market for our digital safety and surveillance products and services. As such, it is critical that our management is able to understand industry trends and make good strategic business decisions. If our management is unable to identify industry trends and act in response to such trends in a way that is beneficial to us, our business will suffer.

If we are unable to respond to the rapid changes in our industry and changes in our customers’ requirements and preferences, our business, financial condition and results of operations could be adversely affected.

If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers and market share. The residential digital safety and surveillance products and services industry is characterized by rapid technological change. Sudden changes in customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The emerging nature of products and services in the residential digital safety and surveillance industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

  enhance our existing products and services;
  anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of our current and prospective customers; and
  respond to technological advances and emerging industry standards and practices on a cost- effective and timely basis.

The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce products with new technologies in a timely manner, or adapt our products to these new technologies, our business, financial condition and results of operations could be adversely affected. We cannot assure you that even if we are able to introduce new products or adapt our products to new technologies that our products will gain acceptance among our customers. In addition, from time to time, we or our competitors may announce new products, product enhancements or technological innovations that have the potential to replace or shorten the life cycles of our existing products and that may cause customers to refrain from purchasing our existing products, resulting in inventory obsolescence.

We may not be able to maintain or improve our competitive position in the residential digital safety and surveillance industry, and we expect this competition to continue to intensify.

China’s residential digital safety and surveillance industry is nascent and rapidly evolving. Our primary competition comes from domestic companies such as Shenzhen Shidean Technology Industries Co., Ltd., Guangzhou Anjubao Technology Co., Ltd. and Fujian Aurine Technology Co., Ltd. Additional competition comes from large international companies such as Honeywell. Some of our international competitors are larger than us and possess greater name recognition, assets, personnel, sales and financial resources. These entities may be able to respond more quickly to changing market conditions by developing new products and services that meet customer requirements or are otherwise superior to our products and services and may be able to more effectively market their products than we can because they have significantly greater financial, technical and marketing resources than we do. They may also be able to devote greater resources than we can to the development, promotion and sale of their products. Increased competition could require us to reduce our prices, result in our receiving fewer customer orders, and result in our loss of market share. We cannot assure you that we will be able to distinguish ourselves in a competitive market. To the extent that we are unable to successfully compete against existing and future competitors, our business, operating results and financial condition could be materially adversely affected.

Our business and reputation as a provider of high quality residential digital products and services may be adversely affected by product defects or performance.

We believe that we offer high quality products that are reliable and competitively priced. If our products do not perform to specifications, we might be required to redesign or recall those products or pay substantial damages. Such an event could result in significant expenses, disrupt sales and affect our reputation and that of our products. In addition, product defects could result in substantial product liability. We do not have product liability insurance. If we face significant liability claims, our business, financial condition, and results of operations would be adversely affected.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

  Level of government involvement in the economy;
  Control of foreign exchange;
  Methods of allocating resources;
  Balance of payments position;
  International trade restrictions; and
  International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

We are a Nevada holding company, but most of our assets are located outside of the United States and most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2% . These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Currently, some of our raw materials and major equipment are imported. In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting cost increases on to our customers, our profitability and operating results will suffer. In addition, if our sales to international customers grow, we will be increasingly subject to the risk of foreign currency depreciation.

Restrictions under PRC law on our PRC subsidiaries' ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe our stockholders who are PRC residents as defined in Circular 75 have registered with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of Skyrise Technology constitutes a Round-trip Investment without MOFCOM approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, a “Round-trip Investment” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s). Under the 2006 M&A Rules, any Round-trip Investment must be approved by the Ministry of Commerce, MOFCOM, and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

On September 25, 2009, Mr. Lai, the owner of approximately 65.75% of our issued and outstanding common stock, entered into an option agreement with Mr. Mingchun Zhou, our Chairman and Chief Executive Officer and an original shareholder of Skyrise Technology, pursuant to which Mr. Zhou was granted an option, exercisable during the period commencing on the 365th day following of the date of the option agreement and ending on the second anniversary of the date thereof, to purchase all shares of our common stock currently owned or later acquired by Mr. Lai. After Mr. Zhou exercises this option, he will be our controlling stockholder. His acquisition of our equity interest, or the Acquisition, is required to be registered with the competent administration of industry and commerce authorities, or AIC, in Beijing. Mr. Zhou will also be required to make filings with the Beijing SAFE, to register the Company and its non-PRC subsidiaries to qualify them as SPVs, pursuant to Circular 75 and Circular 106.

The PRC regulatory authorities may take the view that the Acquisition and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment, because at the end of these transactions, Mr. Zhou will become a majority owner and effective controlling party of a foreign entity that acquired ownership of our Chinese subsidiaries. The PRC regulatory authorities may also take the view that the registration of the Acquisition with the relevant AIC in Beijing and the filings with the Beijing SAFE may not be evidence that the Acquisition has been properly approved because the relevant parties did not fully disclose to the AIC, SAFE or MOFCOM the overall restructuring arrangements, the existence of the Share Exchange Agreement and its link with the Acquisition. If the PRC regulatory authorities take the view that the Acquisition constitutes a Round-trip Investment under the 2006 M&A Rules, we cannot assure you we may be able to obtain the approval required from MOFCOM.

If the PRC regulatory authorities take the view that the Acquisition constitutes a Round-trip Investment without MOFCOM approval, they could invalidate our acquisition and ownership of our Chinese subsidiaries. Additionally, the PRC regulatory authorities may take the view that the Acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of our Chinese subsidiaries’ business operations through a series of contractual arrangements rather than an outright purchase of our Chinese subsidiaries. But we cannot assure you that such contractual arrangements will be protected by PRC law or that the registrant can receive as complete or effective economic benefit and overall control of our Chinese subsidiaries’ business than if the Company had direct ownership of our Chinese subsidiaries. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of our Chinese subsidiaries, our business and financial performance will be materially adversely affected.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2008 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we make most of our sales in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Provisions in our articles of incorporation and bylaws or Nevada law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Nevada corporate law and our articles of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. These provisions:

  deny holders of our common stock cumulative voting rights in the election of directors, meaning that stockholders owning a majority of our outstanding shares of common stock will be able to elect all of our directors;

  require any stockholder wishing to properly bring a matter before a meeting of stockholders to comply with specified procedural and advance notice requirements; and

  allow any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are primarily engaged, through our direct and indirect Chinese subsidiaries, in the development, sale, installation and maintenance of digital residential safety and video surveillance products, and in the development and integration of related software in China. Our customers are primarily urban and suburban residential communities and real estate development companies in China, but we plan to expand our customer base to the commercial sector to include commercial entities, such as airports, hotels, banks, supermarkets and entertainment venues.

A majority of our revenues are derived from the provision of digital residential safety and video surveillance packaged solutions, including the development, installation and after-sale service maintenance of safety and surveillance systems. Because the majority of our revenues are derived from installations, they are generally non-recurring. Our revenues are not concentrated within any one customer or group of related customers. Maintenance services in our packaged solutions are included for the first year following installation. Our customers may separately purchase maintenance services after the first year.

Our sales network is focused in the populated areas of Guangdong Province, in southern China, but we plan to expand our sales network to other populated areas. Our company headquarters is located in southern China, in the Shenzhen Special Economic Zone and we have more than 10 branch offices and distribution points. Our customers are spread across China, but are primarily located in the coastal metropolitan regions including Beijing, Shanghai, and Guangzhou/Shenzhen.

We have grown both organically and through acquisitions over the past year through the acquisition of our operating subsidiaries, Skyrise Technology and Skyrise Digital. Our revenues increased from nil in fiscal year 2007 to $4.1 million in fiscal year 2008, representing a compounded growth rate of approximately 250%. We strive to provide customer-driven, one-stop services to our clients and actively pursue acquisition prospects and other strategic opportunities. However, commencing the second half of fiscal year 2008 through the six-month period ended June 30, 2009, we have faced a slow down in China’s real estate market which led to a decline in project orders compared to the same period last year. We also took on fewer products that require large upfront investment in order to reduce our exposure to client risks in light of the economic downturn. As a result, our sales decreased to $1,630,379 in the six months ended June 30, 2009 from $1,947,159 in the same period in 2008, representing a 16.3%% decrease year-on-year, while our cost of sales increased $270,214, to $942,195 in the six months ended June 30, 2009, from $671,981 in the same period in 2008, and our gross profit decreased $586,994 to $688,184 in the six months ended June 30, 2009, from $1,275,178 in the same period in 2008. As a result of the economic conditions and the decline in project orders, management decided to furlough some of our employees until the economic environment improves.

Although the series of measures adopted by the Chinese government to promote economic growth have achieved some results, it is currently unclear whether and to what extent the economic stimulus measures and other actions taken or contemplated by the Chinese government and other governments throughout the world will mitigate the effects of the crisis on the industries that affect our business. Furthermore, deteriorating economic conditions, including business layoffs, downsizing, industry slowdowns and other similar factors that affect our customers could have further negative consequences on our business operations. For the foreseeable future, we expect a continuation of weak demand and volatility in the market for our products and services, and significantly adverse impacts on our gross margin due to a decrease in sales. However, due to the quality of our products, we believe that we will be able to keep quality customers and negotiate new contracts with customers in the coming months. Moreover, we anticipate that the ongoing conversion from analog to digital in the PRC residential safety and video surveillance market will provide a significant boost to our revenues in the second half of fiscal year 2009 through the next few years.

Total company backlog as of June 30, 2009 was $3.3 million.

Recent Developments

On September 25, 2009, we completed a reverse acquisition transaction through a share exchange with United Digital whereby we acquired 100% of the issued and outstanding capital stock of United Digital in exchange for 12,379,800 shares of our common stock, par value $0.001, which constituted 72.8% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition. As a result of our acquisition of United Digital, we now own all of the issued and outstanding capital stock of United Digital, which in turn owns Skyrise Technology and Skyrise Digital.

Immediately following the closing of the reverse acquisition on September 25, 2009, we also entered into the Side Letter with the shareholders of United Digital, Asia Regal and Mr. Kin Keung Lai, and certain service providers of the Company, pursuant to which Asia Regal agreed to transfer to Mr. Lai 485,576 of the shares issuable to Asia Regal under the Share Exchange Agreement, and we agreed to issue and deliver to the service providers an aggregate of 4,105,750 shares of our common stock, as consideration for certain services provided for the benefit of the Company and/or its subsidiaries in connection with the transactions contemplated by the Share Exchange Agreement.

Upon the closing of the reverse acquisition on September 25, 2009, Ms. Hai Yan Huang, our sole director and officer, resigned as our director and from all offices of the Company that she held. Also upon the closing of the reverse acquisition, our board of directors increased its size to 3 members and appointed Messrs. Mingchun Zhou, Weibing Wang, and Shengrong Dong to fill the vacancies created by Ms. Huang’s resignation and such increase. In addition, our board of directors appointed Mr. Zhou to serve as our Chief Executive Officer and Dongmei Wu to serve as our Chief Financial Officer, Treasurer and Secretary, effective immediately at the closing of the reverse acquisition. The share exchange transaction with United Digital was treated as a reverse acquisition, with United Digital as the acquirer and China Skyrise Digital Service Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of United Digital and its consolidated subsidiaries.

United Digital was a private corporation incorporated on December 11, 2007 in Hong Kong. It was principally established to serve as an investment holding company and its operations are carried out in Hong Kong. On January 28, 2008, United Digital reorganized and became the holding company of Skyrise Technology, a PRC limited liability company, through the acquisition of 100% of the equity interest in Skyrise Technology from Skyrise Technology’s shareholders, including Mr. Mingchun Zhou, our Chairman and Chief Executive Officer. Skyrise Technology was established on May 23, 2003 and its principal activity is the sale, installation and development of digital home security networks, peripherals and software. On April 23, 2008, Skyrise Technology established Skyrise Digital as its wholly owned PRC limited liability Company. Skyrise Digital’s principal activity is selling, installation and development of computing network and intelligence system. On September 25, 2009, we changed our name to China Skyrise Digital Service Inc. to more accurately reflect our new business operations. For accounting purposes, the acquisition of Skyrise Technology and Skyrise Digital was accounted for under the acquisition method with United Digital as the holding company of both companies for legal purposes. Accordingly, our financial statements have been prepared on a consolidated basis for the periods presented.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

  Growth in the Chinese Economy. We operate our facilities in China and derive almost all of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate (CAGR) of over 10% in gross domestic product from 1996 through 2008. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession. However, China has been affected by the global economic slowdown and is experiencing a slowing of its growth rate.

  PRC Economic Stimulus Plans. The PRC government has issued a policy entitled “Central Government Policy On Stimulating Domestic Consumption To Counter The Damage Result From Export Business Of The Country,” pursuant to which the PRC Central Government is dedicating approximately $580 billion to stimulate domestic consumption. Companies that are either directly or indirectly related to construction, and to the manufacture and sale of building materials, electrical household appliances and telecommunication equipment, are expected to benefit. An executive order has been announced that the PRC Central Government will improve the living standard in the country’s rural areas by subsidizing the purchase of any electric household appliance for every household in the rural area. In addition, the policy indicates a strong determination to improve telecommunication in all rural areas. We expect to indirectly benefit from the economic stimulus plan through an increase in orders from our customers who are real estate development companies.

  Product Development and Brand Recognition. We believe that in order to compete effectively in our product and services market, we need to constantly improve the quality of our products and deliver new products. As such, we face the challenge of expanding our research and development capacity. We need to maintain a strong and sufficient research and development team and identify the right directions for our research and development. We also face the long-term challenge of developing our brand recognition. In addition to providing high quality products and effective project execution, we believe that in order to promote our brand recognition, strengthen the management of our distribution network and improve our sales revenue and market share, we will also need to continue expanding our sales channels and engage in more sophisticated marketing. With adequate funding, we plan to acquire a number of competitors that are strong in direct sales and channels to compliment our strengths in product design, integration, and implementation. We believe that this strategy would result in driving our strength in products and services to a wider client base.

Taxation

United States and Hong Kong

We are subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as we have no income taxable in the United States.

Our indirect subsidiary, United Digital, was incorporated in Hong Kong and under the current laws of Hong Kong, is subject to Profits Tax of 16.5% . No provision for Hong Kong Profits Tax has been made as United Digital HK has no taxable income.

China

Before the implementation of the New EIT Law, foreign invested enterprises, or FIEs, established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an EIT rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. On March 16, 2007, the National People’s Congress of China passed the New EIT Law, and on November 28, 2007, the State Council of China passed the EIT Law Implementing Rules which took effect on January 1, 2008. The EIT Law and Implementing Rules impose a unified EIT of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions. Despite these changes, the EIT Law gives the FIEs established before March 16, 2007, the Old FIEs, a five-year grandfather period during which they can continue to enjoy their existing preferential tax treatments. During this five-year grandfather period, the Old FIEs which enjoyed tax rates lower than 25% under the original EIT Law will be subject to gradually increased EIT rates over a 5-year period until their tax rate reaches 25%. In addition, the Old FIEs that are eligible for other preferential tax treatments by the PRC government under the original EIT Law, are allowed to continue enjoying their preference until these preferential treatment periods expire. The discontinuation of any such special or preferential tax treatment or other incentives would have an adverse effect on any organization's business, fiscal condition and current operations in China.

Under the Old EIT Law, Skyrise Technology and Skyrise Digital were entitled to certain tax exemptions and reductions available to software companies. Under these “tax holidays,” Skyrise Technology and Skyrise Digital are entitled to exemption from EIT for 3 years and reduced tax rates for 2 years after that, effective as of 2007. Therefore, these companies incurred no income tax expenses during fiscal years 2007 and 2008 and will incur no income tax expenses for fiscal year 2009. We expect to pay a reduced tax rate of 11% during fiscal years 2010 and 2011, and will be required to pay the full tax rate of 25% commencing in fiscal year 2012, unless Skyrise Technology qualifies for reduced tax treatment as a High- and New-Technology Enterprise. Under the New EIT Law, companies designated as High- and New-Technology Enterprises may enjoy a reduced national enterprise income tax of 15%. We plan to apply for High- and New-Technology Enterprise designation for Skyrise Technology, however, there can be no assurance that Skyrise Technology will be granted such preferential status.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

In addition, the New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Skyrise Technology is considered an FIE and is directly held by our subsidiary in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to United Digital by Skyrise Technology, but this treatment will depend on our status as a non-resident enterprise.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Results of Operations

Comparison of Six Months Ended June 30, 2009 and June 30, 2008 (Unaudited)

The following table sets forth key components of our results of operations during the six month periods ended June 30, 2009 and 2008, both in dollars and as a percentage of our net sales. As the acquisition of United Digital was entered into after June 30, 2009 and during the periods indicated United Digital was the only entity in our combined business that had operations, the results of operations below refer only to that of United Digital.

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
		As a		As a
		percentage of		percentage of
	In Dollars	net sales	In Dollars	net sales
Net Sales	$1,630,379	100.0%	$1,947,159	100.0%
Cost of Sales	942,195	57.8%	671,981	34.5%
Gross Profit	688,184	42.2%	1,275,178	65.5%
Selling, General and Administrative Expenses	560,729	34.4%	525,847	27.0%
Operating Income	127,455	7.8%	749,331	38.5%
Interest Expenses	12,935	0.8%	13,676	0.7%
Other Income	124,265	7.6%	114,205	5.9%
Income Before Income Taxes	238,785	14.6%	849,860	43.6%
Income Taxes	-	-	-	-
Net Income	$238,785	14.6%	$849,860	43.6%

Net Sales. Our sales decreased to $1,630,379 in the six months ended June 30, 2009 from $1,947,159 in the same period in 2008, representing a 16.3%% decrease year-on-year. This decrease was mainly due to the slowdown in China’s real estate market in the 2nd half of 2008 and extending into 2009. We also took on fewer projects that require large upfront investment in order to reduce our exposure to client credit risks.

Cost of Sales. Our cost of sales increased $270,214 to $942,195 in the six months ended June 30, 2009 from $671,981 in the same period in 2008. The cost of goods sold per sales ratio changed from 34.5%% to 57.8%%, mainly due to the decrease in general deal pricing in early 2009 due to the economic slowdown.

Gross Profit and Gross Margin. Our gross profit decreased $586,994 to $688,184 in the six months ended June 30, 2009 from $1,275,178 in the same period in 2008. Gross profit as a percentage of net revenue was 42.2%% and 65.5% for the six months ended June 30, 2009 and 2008, respectively. The decrease in the gross margin was primarily due to the decrease in general deal pricing in early 2009 due to the economic slowdown.

Selling, General and Administrative Expenses. Our selling, general and administration expenses rose slightly to $560,729 in the six months ended June 30, 2009 from $525,847 in the same period in 2008. This increase was mainly due to expenses related to compensation paid to laid-off employees in compliance with China’s labor law. We expect selling, general and administrative expenses to stay within the normal range as we plan to increase the number of employees in anticipation of growing business demand.

Interest Expense. Interest expense decreased $741 to $12,935 in the six months ended June 30, 2009 from $13,676 in the same period in 2008. Our debt obligations remained relatively stable in the 2 periods.

Other Income. Other income increased $10,060 to $124,265 in the six months ended June 30, 2009 from $114,205 in the same period in 2008. The increase was primarily due to a government rebate relating to a software license expense in 2009.

Income Before Income Taxes. Our income before income taxes decreased by $611,075 to $238,785 in the six months ended June 30, 2009 from $849,860 in the same period in 2008. The reason for such a decrease was mainly due to a decrease in sales in early 2009 due to the economic slowdown.

Income Taxes. We incurred zero income tax expenses in the six months ended June 30, 2009 and 2008, as a result of the preferential tax treatment available to software companies such as Skyrise Technology and Skyrise Digital under China’s EIT Law discussed under the “Taxation” heading above. We expect to pay a reduced tax rate of 11% during fiscal years 2010 and 2011, and will be required to pay the full tax rate of 25% commencing in fiscal year 2012, unless Skyrise Technology qualifies for reduced tax treatment as a High- and New-Technology Enterprise.

Net Income. In the six months ended June 30, 2009, we generated a net income of $238,785, a decrease of $611,075 from $849,860 in the same period in 2008. This decrease was primarily attributable to a decrease in sales in early 2009 due to the economic slowdown.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

The following table sets forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of our net sales. As the reverse acquisition of United Digital was entered into after December 31, 2008 and during the periods indicated United Digital was the only entity in our combined business that had operations, the results of operations below refer only to that of United Digital.

	Year Ended		Year Ended
	December 31, 2008		December 31, 2007
		As a		As a
		percentage of		percentage of
	In Dollars	net sales	In Dollars	net sales
Net Sales	$4,140,682		$-
Cost of Sales	1,824,164	44.1%	-	-
Gross Profit	2,316,518	55.9%	-	-
Selling, General and Administrative Expenses	1,265,390	30.6%	-	-
Operating Income	1,051,128	25.4%	-	-
Interest Expenses	39,511	1.0%	-	-
Other Income	278,227	6.7%	-	-
Income (Loss) Before Income Taxes	1,289,844	31.2%	-	-
Income Taxes	-	-	-	-
Net Income (Loss)	$1,289,844	31.2%	$-	-

Net Sales. Our sales grew substantially from nil in 2007, to $4,140,682 in 2008, primarily due to United Digital’s acquisition of, Skyrise Digital and Skyrise Technology, our PRC operating subsidiaries at the beginning of the 2008 period. Our PRC subsidiaries experienced a rapid expansion in the residential digital safety and video surveillance business, which expansion led to price increases and an overall increase in business volume.

Cost of Sales. Our cost of sales increased from nil in 2007, to $1,824,164 in 2008, due to the acquisitions in the 2008 period. The cost of goods per sales ratio was 44.1%, mainly due to the high margins realized on the sales of our products that dominated our sales in fiscal year 2008.

Gross Profit and Gross Margin. Our gross profit increased from nil in 2007, to $2,316,518 in 2008, due to our acquisitions in the 2008 period. Gross profit as a percentage of net revenue was 55.9% for 2008, compared to nil in 2007. The increase in the gross margin was primarily a result of the higher margin from the sales of our residential digital safety and surveillance products that dominated our sales in 2008.

Selling, General and Administrative Expenses. In 2008, our selling, general and administration expenses rose significantly to $1,265,390, from nil in 2007, as a result of our acquisitions in the 2008 period.. This increase was mainly due to an increase in sales-related expenses in terms of staff salary, commissions, sales and marketing materials and traveling.

Interest Expense. Interest expense increased to $39,511 in 2008 from nil in 2007, primarily due to a loan acquired during the 2008 period. We were given favorable loan terms due to government promotion of technology firms.

Other Income. Other income increased to $278,227 in 2008, from nil in 2007 due to the acquisitions during the 2008 period. The increase was primarily due to a government rebate for a software license expense in 2008.

Income (Loss) Before Income Taxes. Our income before income taxes increased to $1,289,844 in 2008 from nil in 2007. Such increase was mainly due to significant increases in sales and sales margin.

Income Taxes. We incurred no income tax expenses in year 2008 and 2007. We had no income during the 2007 period and as a result of the preferential tax treatment available to software companies such as Skyrise Technology and Skyrise Digital under China’s EIT Law discussed above, we were exempt from income taxes during the 2008 period. We expect to pay a reduced tax rate of 11% during fiscal years 2010 and 2011, and will be required to pay the full tax rate of 25% commencing in fiscal year 2012, unless Skyrise Technology qualifies for reduced tax treatment as a High- and New-Technology Enterprise.

Net Income. In 2008, we generated a net income of $1,289,844, an increase of $1,298,429 from nil in 2007. Such increase was mainly due to our acquisitions of Skyrise Technology and Skyrise Digital in the 2008 period.

Liquidity And Capital Resources

As of June 30, 2009, we had cash and cash equivalents of $376,899, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations, augmented by short-term bank borrowings and equity contributions by our stockholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Six Months Ended		Fiscal Year Ended
	June 30,		December 31,
	2009	2008	2008	2007
Net cash provided by (used in) operating activities	$130,356	(597,41)	$(1,051,720)	$-
Net cash provided by (used in) investing activities	(29,193)	25,871	(279,224)	-
Net cash provided by (used in) financing activities	(221,711)	1,746,126	2,100,385	-
Effects of Exchange Rate Change in Cash	(10,825)	(552,842)	(261,169)	-
Net Increase in Cash and Cash Equivalents	(131,373)	621,742	508,272	-
Cash and Cash Equivalent at Beginning of the Year	508,272	0	0	-
Cash and Cash Equivalent at End of the Year	-	-	508,272	-

Operating activities

Net cash provided by operating activities was $130,356 for the six months ended June 30, 2009, as compared to $597,41 net cash used in operating activities for the same period in 2008. The increase in net cash provided by operating activities was mainly due to shorter payment periods offered to customers and increased collection efforts.

Net cash used in operating activities was $1,051,720 for the year ended December 31, 2008, as compared to nil provided by operating activities for the same period in 2007. The increase in net cash provided by operating activities was mainly due to our acquisitions of Skyrise Technology and Skyrise Digital in the 2008 period. Skyrise Technology and Skyrise Digital extended payment periods offered to customers in early 2008 as we initially encountered the economic slowdown.

Investing activities

Net cash used in investing activities for the six months ended June 30, 2009 was $29,193, as compared to $25,871 net cash provided by investing activities the same period of 2008. The decrease of net cash provided by investing activities was mainly attributable to an increase in fixed assets and intangible assets.

Net cash used in investing activities for the year ended December 31, 2008 was $279,224, as compared to nil in the same period of 2007. The increase in net cash used in investing was mainly attributable to our acquisitions of Skyrise Technology and Skyrise Digital in the 2008 period, which saw an increase in intangible assets.

Financing activities

Net cash used in financing activities for the six months ended June 30, 2009 was $221,711, as compared to $1,746,126 net cash provided by financing activities the same period of 2008. The decrease of net cash provided by financing was mainly attributable to increased payment in interest and the repayment of a loan during the 2009 period. The loan was from Ping’an Bank and matured on September 10, 2008. The principal was RMB 5,000,000 at an annual interest 7.47% for a term of 12 months.

Net cash provided by financing activities for the year ended December 31, 2008 was $2,100,385, as compared to nil in the same period of 2007.

As of June 30, 2009, the amount, maturity date and term of each of our bank loans were as follows:

(all amounts in U.S. dollars)

Bank	Amount	Maturity Date	Duration
PingAn Bank, Shenzhen	RMB5,000,000 (approximately $735,294)	September 10, 2009	12 months
Total	RMB5,000,000 (approximately $735,294)

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, including loans, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Obligations Under Material Contracts

Skyrise Technology has borrowed funds from Mr. Mingchun Zhou, our Chief Executive Officer, at intervals commencing in fiscal year 2008. Until July 10, 2009, these loans was unsecured, interest free and had no fixed repayment term. On July 10, 2009, the Company entered into a Repayment Agreement with Mr. Zhou, pursuant to which the Company acknowledged and memorialized its obligation to repay an outstanding balance of RMB 1,937,000 (approximately, $284,158) to Mr. Zhou. According to the agreement, the loan remains unsecured, and is interest free, but the Company is obligated to repay the loan on or before July 10, 2011, the second anniversary of execution date. We intend to repay this loan within the next fiscal year.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have been subject to seasonal variations. Our revenues are usually higher in the second half of the year than in the first half of the year and the first quarter is usually the slowest quarter because fewer projects are undertaken during and around the Chinese spring festival.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

  Use of estimates. The preparation of the financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Trade accounts receivables. In the normal course of business, we extend credit to customers. Trade accounts receivables, less allowance for doubtful accounts, reflect the net realizable value of receivables, and approximate fair value. On a regular basis, we evaluate our trade accounts receivable and establish an allowance for doubtful accounts based on a combination of specific customer circumstances, credit conditions, and payment history. A receivable is considered past due if payments have not been received within the agreed upon invoice terms. Trade accounts receivables are charged off against the allowance after management determines the potential for recovery is remote.

  Impairment of long-lived assets. Long-lived assets, except goodwill and indefinite-lived intangible assets, are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows estimated by our management to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are recorded as held for sale at the lower of carrying value or estimated net realizable value.

  Property, plant and equipment, net. Property, plant and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred. The principal depreciation rates are: office and computer equipment – 20% to 33⅓%; motor vehicles –25%.

  Revenue recognition. The Company's revenues are derived from the travel agency businesses and include (i) revenue reported at the difference between the selling price and the cost of the hotel rooms and vacation packages; and (ii) commission from booking air and train tickets. The Company recognizes such revenues if and when it fulfills the customer’s non-refundable offer.

  Intangible assets. Intangible assets are stated in the balance sheet at cost less accumulated amortization. The costs of the intangible assets are amortized on a straight-line basis over their estimated useful lives at the annual rate of 20%. Development project in progress mainly represents the fee paid to a portal developer in respect of the Company’s new online ticketing platform under development. All direct costs relating to the development of the new online ticketing platform are capitalized as development project in progress. No amortization is provided in respect of development project in progress.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board, or FASB, issued SFAS 157 “Fair Value Measurement.” SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The adoption of SFAS 157 did not have a material impact on the our financial statements.

In February 2008, the FASB issued FASB Staff Position, or FSP, SFAS 157-2 “Effective Date of FASB Statement No. 157.” FSP SFAS 157-2 defers the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008. We do not expect a material impact on our financial statements for adoption of this FSP for nonfinancial assets and nonfinancial liabilities.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The requirements of SFAS 159 are effective for financial statements issued for fiscal year beginning after November 15, 2007. We did not elect the fair value option described in SFAS 159 for financial instruments and certain other items.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations.” SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. We are in the process of evaluating the impact that SFAS 141 (Revised) will have on our financial statements upon adoption.

In May 2008, the FASB issued SFAS 162 “The Hierarchy of Generally Accepted Accounting Principles”. This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP. SFAS 162 is effective on November 15, 2008. The adoption of the statement did not result in a change in our current practices.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities -an Amendment to FASB Statement 133.” SFAS No. 161 provides new disclosure requirements for an entity’s derivative and hedging activities. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008. We are in the process of evaluating the impact that SFAS 161 will have on our financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51.” SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. We are in the process of evaluating the impact that SFAS 160 will have on our financial statements upon adoption.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2009 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 4/F, M-3rd Building, Hi-tech Industrial Park, Nanshan District, Shenzhen 518070, People’s Republic of China.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Mingchun Zhou	Chairman, CEO and President	Common stock, $0.001 par value	0	*
Weibing Wang	Director and Vice President of Marketing and Sales	Common stock, $0.001 par value	0	*
Shengrong Dong	Director	Common stock, $0.001 par value	0	*
Dongmei Wu	CFO, Treasurer and Secretary	Common stock, $0.001 par value	0	*
All officers and directors as a group (4 persons named above)		Common stock, $0.001 par value	0	*
5% Security Holders
Kin Keung Lai		Common stock, $0.001 par value	13,879,800(3)	65.75%
Feng Yu		Common stock, $0.001 par value	1,593,750	7.55%
* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

A total of 21,110,550 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of September 30, 2009. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

The shares held by Mr. Kin Keung Lai are subject to an option agreement, dated September 25, 2009, which gives Mr. Mingchun Zhou, our Chairman and Chief Executive Officer and an original shareholder of Skyrise Technology, an option to acquire an all shares of our common stock currently owned or later acquired by Mr. Lai.

Changes in Control

On September 25, 2009, Mr. Lai, the owner of approximately 65.75% of our issued and outstanding common stock, entered into an option agreement with Mr. Mingchun Zhou, our Chairman and Chief Executive Officer and an original shareholder of Skyrise Technology, pursuant to which Mr. Zhou was granted an option to purchase all shares of our common stock currently owned or later acquired by Mr. Lai. Mr. Zhou may exercise this option, in whole but not in part, during the period commencing on the 365th day following of the date of the option agreement and ending on the second anniversary of the date thereof. Other than the foregoing, we do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Mingchun Zhou	39	Chairman, Chief Executive Officer and President
Weibing Wang	40	Director and Vice President of Marketing and Sales
Shenrong Dong	33	Director
Dongmei Wu	30	Chief Financial Officer, Treasurer and Secretary

Mr. Mingchun Zhou. Mr. Chui has been our Chairman, Chief Executive Officer and President since September 25, 2009 and has served as the President of our subsidiaries Skyrise Technology and Skyrise Digital, since their inception in May 2003 and April 2008, respectively. Prior to joining us, Mr. Zhou was the founder and served as the Vice President, Yinjie Co. and served as the Chief Executive Officer of Matsumoto Skyrise Co. Mr. Zhou also serves as the president of Shenzhen Saixin Technology, Ltd.. Mr. Zhou holds a Bachelor of Science Degree in Engineering from the East China University of Science and Technology and an MBA from the City University of Hong Kong.

Mr. Weibing Wang. Mr. Wang has served as our Director and Vice President of Marketing and Sales since September 25, 2009 and has served as the Vice President of our subsidiaries Skyrise Technology and Skyrise Digital, since their inception in May 2003 and April 2008, respectively. Mr. Wang has 12 years industry experience, previously served as the Vice President of Marketing of Yinjie Co., Vice President of Sobenskyrise Co. Mr. Wang holds a Bachelor of Science Degree in Engineering from East China University of Science and Technology.

Mr. Shengrong Dong. Mr. Dong has served as our Director since September 25, 2009. Mr. Dong has led the key product strategy for our company for over 6 years. Mr. Dong has 10 years of experience in product design, focusing on circuit design and firmware design, specializing in digital voice and video communication.

Ms. Dongmei Wu. Ms. Wu has served as our Chief Financial Officer, Treasurer and Secretary since September 25, 2009. Ms. Wu held key financial positions at New World Cultural Development Co. and Shentuo International Co. before joining Skyrise Technology in 2007. She has more than 6 years experience in accounting and finance and holds a bachelor’s degree in Accounting from Taiyuan Technology Institute.

Significant Employees

In addition to the foregoing named officers and directors, the following employees are also key to our business and operations:

NAME	AGE	POSITION
Yanchun Jiang	34	Vice President, Research and Development of Skyrise Technology and Skyrise Digital
Dustin Han, Ph.D.	37	Vice President, Investor Relations

Mr. Yanchun Jiang. Mr. Jiang has served as the Vice President of Research and Development for our operating subsidiaries, Skyrise Technology and Skyrise Digital, since 2007. Mr. Jiang has 12 years of R&D experience. Prior to 2007, Mr. Jiang held development and management positions at Great Wall Computer, Inc, and Huawei Technologies, Co., Ltd.

Mr. Dustin Han, Ph.D. Mr. Han has served as our Vice President of Investor Relations since September 25, 2009. Prior to that, Mr. Han held key management positions at eBay, Inc for over 8 years. Mr. Han holds a Ph.D in Computer Science from Tsinghua University (2000) and an MBA from UC Berkeley, Haas School of Business (2008).

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2008 and 2007

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Total ($)
Mingchun Zhou,	2008	13,426	13,426
CEO and President (1)	2007	13,426	13,426
Hai Yan Huang,	2008	0	0
former CEO and President(2)	2007	0	0
Steven Goertz,	2008	0	0
former CEO and President(3)	2007	0	0

(1)

On September 25, 2009, we acquired United Digital in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Mingchun Zhou became our Chief Executive Officer, President and Chairman. Prior to the effective date of the reverse acquisition, Mr. Zhou served as President of United Digital’s subsidiaries Skyrise Technology and Skyrise Digital. The annual, long term and other compensation shown in this table include the amount Mr. Zhou received from such subsidiaries prior to the consummation of the reverse acquisition.

(2)	Ms. Hai Yan Huang resigned from all offices she held with us and from her position as our director upon the closing of the reverse acquisition of United Digital on September 25, 2009.

(3)	Mr. Steven Goertz served as our President and sole director from our formation on June 5, 2006 until his resignation and appointment of Ms. Huang on September 10, 2008.

Summary of Employment Agreements and Material Terms

Prior to our reverse acquisition of United Digital, our operating subsidiaries were private limited companies organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders. In addition, each employee is required to enter into an employment agreement. Accordingly, all our employees, including Mr. Mingchun Zhou, our CEO, Mr. Weibing Wang, our Vice President of Sales and Marketing, Mr. Shenrong Dong, our Director, and Dongmei Wu, our CFO, have executed our employment agreement. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. Mingchun Zhou’s employment agreement provides for an annual salary of RMB156,000 (approximately $23,000), Mr. Wang and Mr. Dong’s employment agreements each provide for an annual salary of RMB96,000 (approximately $14,000) and Ms. Wu’s employment agreement provides for an annual salary of RMB54,000 (approximately $8,000). Ms. Wu’s employment agreement is set for expiration or renewal in June of 2010 and Messrs. Zhou, Wang and Dong’s employment agreements are all subject to expiration or renewal in May of 2010.

We have also entered into an employment agreement with our Vice President of Research and Development, Mr. Yanchun Jiang, pursuant to which provides for an annual salary of RMB120,000 (approximately $18,000) for his services as head of our Research and Development department. Mr. Jiang’s employment agreement is set for expiration or renewal in June of 2010.

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2008, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

The following includes a summary of transactions since the beginning of the 2008 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

  On September 25, 2009, we entered into the Side Letter with the shareholders of United Digital, Asia Regal and Mr. Kin Keung Lai, and certain service providers of the Company, pursuant to which Asia Regal agreed to transfer to Mr. Lai 485,576 of the shares issuable to Asia Regal under the Share Exchange Agreement, and we agreed to issue and deliver to the service providers an aggregate of 4,105,750 shares of our common stock, as consideration for certain services provided for the benefit of the Company and/or its subsidiaries in connection with the transactions contemplated by the Share Exchange Agreement.

  On September 10, 2008, we entered into and closed the Stock Purchase Agreement with Flourishing Wisdom and Mr. Steven Goertz, our Chairman, Chief Executive Officer and controlling stockholder at such time. Pursuant to the Stock Purchase Agreement, Flourishing Wisdom purchased 2,500,000 shares of our common stock, representing 54% of our issued and outstanding common stock as of the closing, from Mr. Goertz for $555,000, or $0.22, per share. As a result of the transaction, Flourishing Wisdom became our controlling stockholder.

  On January 28, 2008, United Digital acquired 100% of the equity interest in Skyrise Technology from Skyrise Technology’s shareholders, including Mr. Mingchun Zhou, its president, for a purchase price of $575,000.

  Skyrise Technology has borrowed funds from Mr. Mingchun Zhou, our Chief Executive Officer, at intervals commencing in fiscal year 2008. Until July 10, 2009, these loans was unsecured, interest free and had no fixed repayment term. On July 10, 2009, the Company entered into a Repayment Agreement with Mr. Zhou, pursuant to which the Company acknowledged and memorialized its obligation to repay an outstanding balance of RMB 1,937,000 (approximately, $284,158) to Mr. Zhou. According to the agreement, the loan remains unsecured, and is interest free, but the Company is obligated to repay the loan on or before July 10, 2011, the second anniversary of execution date. We intend to repay this loan within the next fiscal year.

  On December 10, 2007, our subsidiary Skyrise Technology entered into a financial advisory agreement, or the Financial Advisory Agreement, with Asia Junwei Finance Capital Group, Co., Ltd., or Asia Junwei. The Financial Advisory Agreement was supplemented on December 18, 2007. Under the Financial Advisory Agreement, as amended, Asia Junwei agreed to provide Skyrise Technology with financial advisory and consulting services in assisting Skyrise Technology with, among other things, establishing a corporate governance structure and operating mechanism and reorganizing as a U.S. public company. Pursuant to the Financial Advisory Agreement, Asia Junwei will serve as the sole financial advisor to Skyrise Technology for a period of 5 years. Asia Junwei agreed to pay all expenses of Skyrise Technology’s reorganization as a U.S. public company, totaling $900,000. In consideration for these services, Asia Junwei is entitled to $950,000 which will be paid after raising more than $5,000,000 for Skyrise Technology. Asia Junwei is an affiliate of Flourishing Wisdom Holdings Limited, which was a 54.05% stockholder of the Company before the closing of the reverse acquisition of United Digital and a 11.84% stockholder as of the date of this report.

Promoters And Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted under the symbol “GPKR.OB” on the Electronic Bulletin Board maintained by the Financial Industry Regulatory Authority, but had not been traded in the Over-The-Counter market except on a limited and sporadic basis. The CUSIP number is 37427P101. We are in the process of applying for a new symbol and CUSIP number in connection with our recent name change from Getpokerrakeback.com to China Skyrise Digital Service Inc.

The prices below prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Bid Prices(1)
	High	Low
Year Ended December 31, 2009
First Quarter	3.50	0.50
Second Quarter	1.00	1.00
Third Quarter (through September 29, 2009)	1.00	1.00

Year Ended December 31, 2008
First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	N/A	N/A
Fourth Quarter	3.95	3.50

Year Ended December 31, 2007
First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	N/A	N/A
Fourth Quarter	N/A	N/A

__________________
(1) The above table sets forth the range of high and low closing bid prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

Holders

As of September 30, 2009 there were approximately 33 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

No preferred shares have been authorized or issued.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

We have opted out of the “business combination” provisions of Sections 78.411 to 78.444 of Nevada’s Combinations with Interested Stockholders statute. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

We have amended our Articles of Incorporation to state that we elect not to be governed by these provisions.

Control Share Acquisitions

Nevada’s Acquisition of Controlling Interest statute (NRS Sections 78.378 -78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The Acquisition of Controlling Interest statute prohibits an acquiror, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Acquisition of Controlling Interest statute also provides that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We have amended our Articles of Incorporation to state that we elect not to be governed by these provisions.

Transfer Agent And Registrar

Our independent stock transfer agent is Island Stock Transfer. Their mailing address is 100 Second Ave South, Suite 705S, St. Petersburg, Florida 33701. Their phone number is (727)388-5694.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes, or NRS, provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

  The Company shall indemnify its directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

  The Company may at the discretion of the Board of Directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On September 25, 2009, we issued 12,379,800 shares of our common stock to the shareholders of United Digital. The total consideration for the 12,379,800 shares of our common stock was 10,000 shares of United Digital, which is all the issued and outstanding capital stock of United Digital. The number of our shares issued to the shareholders of United Digital was determined based on an arms-length negotiation. The issuance of our shares to these shareholders was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On September 25, 2009, we also entered into the Side Letter with the shareholders of United Digital, Asia Regal and Mr. Kin Keung Lai, and certain service providers of the Company, pursuant to which Asia Regal agreed to transfer to Mr. Lai 485,576 of the shares issuable to Asia Regal under the Share Exchange Agreement, and we agreed to issue and deliver to the service providers an aggregate of 4,105,750 shares of our common stock, as consideration for certain services provided for the benefit of the Company and/or its subsidiaries in connection with the transactions contemplated by the Share Exchange Agreement.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)     Dismissal of Previous Independent Registered Public Accounting Firm

Prior to our reverse acquisition transaction with United Digital, our independent registered public accounting firm was LBB & Associates Ltd., LLP, or LBB, while United Digital’s independent registered public accounting firm was Madsen & Associates CPA’s, Inc., or Madsen. On September 25, 2009, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of LBB, as our independent auditor, effective immediately.

LBB’s reports on our financial statements as of and for the years ended August 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the years ended August 31, 2008 and 2007 contained a going concern qualification as to our ability to continue as a going concern.

During the years ended August 31, 2009 and 2008 and through LBB’s dismissal on September 25, 2009, there were (1) no disagreements with LBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of LBB, would have caused LBB to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished LBB with a copy of this disclosure on September 29, 2009, providing LBB with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from LBB, dated September 30, 2009 is filed as Exhibit 16.1 to this report.

(b)     Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss LBB as our independent auditor, our board of directors elected to continue the existing relationship of United Digital with Madsen and appointed Madsen as our independent auditor.

During the years ended December 31, 2008 and 2007 and through the date hereof, neither us nor anyone acting on our behalf consulted Madsen with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Madsen concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with United Digital, the former shareholders of United Digital own 58.64% of the total outstanding shares of our capital stock and 58.64% total voting power of all our outstanding voting securities.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Share Exchange Agreement, on September 25, 2009, Ms. Hai Yan Huang, our Chief Executive Officer, President and director, submitted her resignation letter pursuant to which she resigned from all offices of the Company that she held and from her position as our director effective immediately. Ms. Huang’s resignation was not in connection with any known disagreement with us on any matter.

A copy of this report has been provided to Ms. Huang. Ms. Huang has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether she agrees with the statements made by us in this report, and if not, stating the respects in which she does not agree. No such letter has been received by us.

On the same day, our board of directors increased the size of our board of directors to three (3) and appointed Messrs. Mingchun Zhou, Weibing Wang and Shengrong Dong to our board of directors at the effective time of the resignation of Ms. Huang to fill the vacancies created by Ms. Huang’s resignation and such increase.

In addition, our board of directors appointed Mr. Mingchun Zhou as our Chief Executive Officer and President and Ms. Dongmei Wu as our Chief Financial Officer, Treasurer and Secretary, effective immediately at the closing of the Share Exchange Agreement.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 25, 2009, we filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, pursuant to which we amended our previous Articles of Incorporation to, among other things, change our name from “Getpokerrackback.com” to “China Skyrise Digital Service Inc.” A copy of the Amended and Restated Articles is filed as Exhibit 3.1 to this report.

On September 25, 2009, our board of directors approved a change in our fiscal year end from August 31 to December 31.

These changes are being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

Filed herewith are:

  Audited consolidated financial statements of United Digital Home H.K. Group Company Limited for the years ended December 31, 2008 and 2007.

  Unaudited consolidated financial statements of United Digital Home H.K. Group Company Limited for the six months ended June 30, 2009 and 2008.

(b)     Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed combined financial information of the Company and its subsidiaries.

(d)     Exhibits

Exhibit No.	Description

2.1	Share Exchange Agreement, dated September 25, 2009, among the Company, United Digital Home H.K. Group Company Limited and its shareholders.

3.1	Amended and Restated Articles of Incorporation of the Company.

3.2*	Amended and Restated Bylaws of the Company, adopted on December 3, 2008 [incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on December 15, 2008].

10.1	Form of Side Letter re Share Allocation and Distribution, dated September 25, 2009, among the Company, Asia Regal Holdings Limited, Kin Keung Lai and certain individuals.

10.2*	Stock Purchase Agreement, dated September 10, 2008, by and among the Company, Steven Goertz and Flourishing Wisdom Holdings Limited [incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 11, 2008].

10.3	Equity Transfer Agreement, dated January 28, 2008, among Mingchun Zhou, Weibing Wang, Shengrong Dong, Yagang Lu, Yagang Lu and United Digital Home H.K. Group Company Limited (English Translation).

10.4	Investment Agreement, dated September 15, 2009, between Asia Regal Finance Capital Group, Co., Ltd. and United Digital Home H.K. Group Company Limited (English Translation).

10.5	Equipment Supply and Installation Contract, dated November 17, 2008, between Shenzhen Skyrise Technology Co., Ltd. and Shenzhen City Hwaloilee Industrial Co. Ltd (English Translation).

10.6	Contract for Purchase and Sales of Video Intercom Equipment, dated April 9, 2008, between Shenzhen Skyrise Technology Co., Ltd. and Shenzhen Nanhai Yitian House Developing Co., Ltd (English Translation).

10.7	Sales Contract, dated January 5, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Yangzhou Jinghua Living City Real Estate Co., Ltd. (English Translation).

10.8	Equipment Purchasing Contract, dated August 1, 2008, among Shenzhen First Construction Engineering Co., Ltd, Shenzhen Skyrise Technology Co., Ltd. and Shenzhen Zhenye (Group) Co., Ltd. (English Translation).

10.9	Lease Agreement, dated June 3, 2008, between Shenzhen Shunping Industrial Co., Ltd and Shenzhen Skyrise Technology Co., Ltd. (English Translation).

10.10	Shenzhen Skyrise Technology Co., Ltd. Form of Confidentiality Agreement (English Translation).

10.11	Employment Contact, dated May 27, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Mingchun Zhou (English Translation).

10.12	Employment Contact, dated June 11, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Dongmei Wu (English Translation).

10.13	Employment Contact, dated May 27, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Shengrong Dong (English Translation).

10.14	Employment Contact, dated May 27, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Weibing Wang (English Translation).

10.15	Employment Contact, dated May 27, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Yanchun Jiang (English Translation).

Exhibit No.	Description

16.1	Letter from LBB & Associates Ltd., LLP, regarding change in certifying accountant.

21	Subsidiaries of the Company.

*incorporated by reference

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKYRISE DIGITAL SERVICE INC.

By: /s/ Mingchun Zhou
            Mingchun Zhou
            Chief Executive Officer

Dated: October 1, 2009

INDEX TO FINANCIAL STATEMENTS
Page

UNAUDITED FINANCIAL STATEMENTS OF UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008	F-1

Consolidated Balance Sheets	F-3
Consolidated Statements of Income and Other Comprehensive Income	F-4
Consolidated Statements of Cash Flows	F-5
Notes to Consolidated Financial Statements	F-6 - F-20

CONSOLIDATED FINANCIAL STATEMENTS OF UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIOD FROM DECEMBER 11, 2007 (DATE OF INCORPORATION) TO DECEMBER 31, 2007

F- 21

Report of Independent Registered Public Accounting Firm	F- 23
Consolidated Balance Sheets	F-24
Consolidated Statements of Income and Other Comprehensive Income	F-25
Consolidated Statements of Stockholders’ Equity	F-26
Consolidated Statements of Cash Flows	F-27
Notes to Consolidated Financial Statements	F-28 - F-40

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	F-51

Introduction to Pro Forma Condensed Combined Financial Statements	F-51
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2008	F-52
Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2008	F-53
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2009	F-54
Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2009	F-55
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-56

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

QUARTERLY FINANCIAL REPORT

FOR THE SIX MONTHS ENDED JUNE 30, 2009

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE

CONSOLIDATED BALANCE SHEETS	F-3

CONSOLIDATED STATEMENTS OF INCOME AND OTHER

COMPREHENSIVE INCOME	F-4

CONSOLIDATED STATEMENT OF CASH FLOWS	F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F- 20

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
	$	$

ASSETS
Current assets
Cash and cash equivalents	376,899	508,272
Inventory	1,292,197	1,336,615
Deposits and prepaid expenses	289,962	313,978
Accounts receivable, net of allowance for doubtful accounts	2,372,227	2,049,356
Other receivable	642,378	727,612
Tax recoverable	14,226	31,132
Total current assets	4,987,889	4,966,965
Property, plant and equipment, net of accumulated depreciation	190,762	188,867
Other assets
Goodwill	193,754	193,754
Intangible assets, net of accumulated amortization	89,466	103,115
Total other assets	283,220	296,869

Total assets	$5,461,871	$5,452,701

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	685,296	720,400
Receipts in advance	65,072	58,692
Other payable and accruals	1,282,928	1,251,011
Short term debt	401,764	623,475
	2,435,060	2,653,578
Commitments and contingencies	-	-
Stockholders' equity
Common stock: $0.138 par value	1,380	1,380
(Authorized and issued 10,000 shares)
Additional paid-in capital	1,472,739	1,472,739
Statutory reserve	2,791	2,791
Retained earnings	1,528,317	1,289,532
Accumulated other comprehensive income	21,584	32,681
Total stockholders' equity	3,026,811	2,799,123
Total liabilities and stockholders' equity	$5,461,871	$5,452,701

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Revenue	1,232,571	1,519,592	1,630,379	1,947,159
Cost of goods sold	728,164	514,346	942,195	671,981
Gross profit	504,407	1,005,246	688,184	1,275,178
Selling and marketing expenses	(137,919)	(170,816)	(234,900)	(209,955)
General and administrative expenses	(161,013)	(79,957)	(325,829)	(315,892)
Net income from operations	205,475	754,473	127,455	749,331
Other income (expenses)
Other income	332	54,323	2,695	67,295
Government grant	48,626	46,910	121,570	46,910
Interest expense	(6,493)	(8,712)	(12,935)	(13,676)
Total other income (expenses)	42,465	92,521	111,330	100,529
Net income before provision for income taxes	247,940	846,994	238,785	849,860
Provision for income taxes	-	(312)	-	(312)
Net income	247,940	846,682	238,785	849,548
Other comprehensive income
Foreign currency translation gain (loss)	22,645	23,135	(11,097)	23,300
Comprehensive income	270,585	869,817	227,688	872,848
Earnings per share
Basic	24.79	84.67	23.88	84.95
Diluted	24.79	84.67	23.88	84.95
Weighted average number of shares outstanding:
Basic	10,000	10,000	10,000	10,000
Diluted	10,000	10,000	10,000	10,000

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2009	2008
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income for the period	238,785	849,548
Adjustments to reconcile net income to net cash from operations:
Depreciation	26,905	40,335
Amortization of intangible assets	13,770	10,069
Changes in operating assets and liabilities
Decrease (increase) in inventory	44,418	(1,450,353)
Decrease ( increase) in deposits and prepaid expenses	24,016	(272,066)
Decrease (Increase) in accounts receivable	(322,871)	(1,248,417)
Decrease/(increase) in other receivable	85,234	(1,365,656)
Decrease in tax recoverable	16,906	-
Increase in tax payable	-	83,240
(Decrease) increase in accounts payable	(35,104)	439,102
Increase in receipts in advance	6,380	50,769
Increase in other payable and accruals	31,917	2,266,016
Net cash generated from operating activities	130,356	(597,413)
Cash flows from investing activities
Purchases of property, plant and equipment	(28,886)	(75,508)
Purchase of goodwill	-	(193,754)
Net payment from acquisition of a subsidiary	-	295,395
Purchase of intangible assets	(307)	(262)
Net cash used in investing activities	(29,193)	25,871
Cash flows from financing activities
Proceeds from short term debt	-	400,186
Repayment of short term debt	(221,711)	(130,970)
Statutory reserve	-	2,791
Additional paid-in capital introduced	-	1,472,739
Common stock issued	-	1,380
Net cash (provided by) generated from financing activities	(221,711)	1,746,126
Effects of exchange rate changes on cash	(10,825)	(552,842)
(Decrease) increase in cash and cash equivalents	(131,373)	621,742
Cash and cash equivalents, beginning of period	508,272	-
Cash and cash equivalents, end of period	376,899	621,742
Supplementary disclosures of cash flow information:
Cash paid for interest	12,935	13,676
Cash paid for taxes	-	312

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION

United Digital Home H.K. Group Company Limited (the “Company”) was incorporated on December 11, 2007 in Hong Kong. The Company’s principal activity is its investment in all of the outstanding equity interests of Shenzhen Skyrise Technology Co., Ltd (“SST”) (the “Operating Subsidiary”) , a corporation incorporated under the laws of the People’s Republic of China (“PRC”) which in turn owned all of the outstanding equity interests of Shenzhen Skyrise Electronics Co., Ltd (“SSDE”) (the “Operating Subsidiary”), a corporation incorporated under the laws of the PRC.The principal activity of SST is selling, installation and development of digital home security network, peripherals and software and the principal activity of SSDE is selling, installation and development of computing network and intelligence system.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

2.2	REPORTING ENTITIES

The accompanying consolidated financial statements include the following entities:

Name of subsidiaries	Place of incorporation	Registered capital	Date of Paid - in capital incorporation	Percentage of interest	Principal activity

Shenzhen Skyrise Technology Co ., Limited	People's Republic of China	RMB8,000,000	RMB8,000,000 May 27, 2003	100% directly	Digital home security system
Shenzhen Skyrise Digital Electronic Co ., Limited	People's Republic of China	RMB1,000,0000	RMB200,000 April 23, 2008	100% indirectly	Computing network and intelligence system

2.3	BASIS OF CONSOLIDATION AND PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). In the opinion of management, the accompanying balance sheets, and statements of income, and cash flows include all adjustments, consisting only of normal recurring items, considered necessary to give a fair presentation of operating results for the periods presented. All material inter-company transactions and balances have been eliminated in consolidation.

Management has included all adjustments, consisting only of normal recurring adjustments, considered necessary to give a fair presentation of operating results for the periods presented. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with information included in the 2008 annual report filed on Form 10-K.

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.4	USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

2.5	ECONOMIC AND POLITICAL RISK

The Company’s business operations are conducted in the PRC and are subject to special considerations and risks not typically associated with companies in North America and Western Europe. China’s political, economic and legal environments may influence the Company’s business, financial condition and results of operations, including adverse effects by changes in governmental policies in laws and regulations, anti-inflationary measures, and rates and methods of taxation.

2.6	REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by the VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

2.7	COST OF GOODS SOLD

Cost of goods sold consists primarily of direct material costs, direct labor costs, direct depreciation and related direct expenses attributable to the production of the products. Inbound shipping and handling costs and purchasing are included in direct material costs. Manufacturing overhead includes expenses such as indirect labor, depreciation as it relates to the cost of production, rent, utilities, receiving costs, and equipment maintenance and repairs.

2.8	SHIPPING AND HANDLING

Shipping and handling costs related to costs of goods sold are included in selling and marketing expenses which totaled $4,696 and $3,367 for the three months ended June 30, 2009 and June 30, 2008 respectively. Shipping and handling costs amounted to $6,508 and $6,981 for the six months ended June 30, 2009 and June 30, 2008, respectively.

2.9	ADVERTISING

Advertising costs are expensed as incurred and totaled $nil and $1,697 for the three months ended June 30, 2009 and June 30, 2008 respectively. Advertisement costs amounted to $1,388 and $3,676 for the six months ended June 30, 2009 and June 30, 2008, respectively.

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.10	RESEARCH AND DEVELOPMENT COSTS

Research and development costs include cost incurred to develop new products and are charged as expenses which totaled $101,213 and $93,645 for the three months ended June 30, 2009 and June 30, 2008 respectively. Research and development costs amounted to $192,611 and $175,363 for the six months ended June 30, 2009 and June 30, 2008, respectively. The costs for development of new products and substantial enhancements to existing products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized. The Company has determined that technological feasibility is established at the time a working model of products is completed concurrently believes its current process for development products will be essentially completed concurrently with the establishment of technological feasibility, no cost have been capitalizes to date.

2.11	GOVERNMENT GRANT

Government grant represent local authority grant to the company for software development. It is recongnized on a cash basis.

2.12	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the US dollars ($). The functional currency of the Company and its Operating Subsidiaries, SST and SSDT, is the Chinese Renminbi (RMB). For those entities whose functional currency is other than the US dollars, all assets and liabilities are translated into US dollars at the exchange rate on the balance sheet date; stockholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statement of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheet. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Accumulated other comprehensive income amounted to $21,584 as of June 30, 2009. The balance sheet amounts with the exception of equity at June 30, 2009 and December 31, 2008 were translated at RMB 6.84 to $1.00 and RMB7.00 to $1.00, respectively. The average translation rates applied to the statements of income and of cash flows for the six months ended June 30, 2009 and June 30, 2008 were RMB 6.84 to $1.00 and RMB7.07 to $1.00, respectively.

2.13	PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and amortization methods are reviewed, and adjusted if appropriate, at each financial year-end. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Assets Classifications	Estimated useful life

Furniture, fixtures and office equipment	5 years
Plant and machinery	5 years
Motor vehicles	10 years

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.13	PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

	June 30,	December 31,
	2009	2008
	$	$

Furniture, fixtures and office equipment	203,037	203,000
Plant and machinery	41,612	12,715
Motor vehicles	38,139	38,296
	282,788	254,011

Less: Accumulated depreciation	(92,026)	(65,144)
Net carrying amount	190,762	188,867

Depreciation expense was $13,554 and $30,536 for the three months ended June 30, 2009 and June 30, 2008 respectively. Depreciation expenses was $26,905 and $40,335 for the six months ended June 30, 2009 and June 30, 2008 respectively.

Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property, plant and equipment. The Company reviews its property, plant and equipment whenever events or changes in circumstances indicate that the carrying value of certain assets might not be recoverable. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the asset. To date, no such impairment losses have been recorded.

2.14	IMPAIRMENT OF LONG –LIVED ASSETS

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Any write-downs are treated as permanent reductions in the carrying amount of the assets. Based on this evaluation, the Company believes hat, as of each of the balance sheet dates presented, none of the Company’s long-lived assets were impaired.

2.15	CAPITALIZED INTERNAL-USE SOFTWARE

The Company capitalizes certain costs incurred to purchase or create internal-use software in accordance with SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. To date, such costs have included external direct costs of materials and services incurred in the implementation of internal-use software and are included within computer hardware and software. Once the capitalization criteria of SOP 98-1 have been met, such costs are classified as software and are amortized on a straight-line basis over seven years once the software has been put into use. Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred.

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.16	INTANGIBLE ASSETS

The Company records identifiable intangible assets in other assets at cost less accumulated amortization and impairment. These assets consist primarily of software licenses. The Company amortizes them over the shorter of their stated or statutory duration or their estimated useful lives on a straight-line basis over five years.

	June 30,	December 31,
	2009	2008
	$	$
Patent	2,809	2,276
Software system	124,065	124,578
	126,874	126,854
Less: Accumulated amortization	(37,408)	(23,739)
Net carrying amount	89,466	103,115

Amortization expenses were $6,896 and $6,757 for the three months ended June 30, 2009 and June 30, 2008 respectively. Amortization expenses were $13,770 and $10,069 for the six months ended June 30, 2009 and June 30, 2008, respectively.

2.17	GOODWILL

The Company acquired two separate companies engaged in the development digital home security network, software and peripherals. As a result of these acquisitions the Company recorded goodwill in the amount of $193,754. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired. Goodwill is tested for impairment on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment.

2.18	INVENTORY

Inventory consists primarily of raw materials, components, finished goods and low value consumable goods. Raw materials, components and low value consumable cost are stated at cost. Cost comprises direct materials and, where applicable direct labor costs and those overheads that have been incurred in bringing the inventory to their present location and condition. Finished goods are stated at the lower of cost (determined on weighted average method) or net realizable value.

	June 30,	December 31,
	2009	2008
	$	$
Raw materials	521,085	515,273
Consumable stores	126,122	126,647
Components 46,568		221,575
Finished goods-in-transits	118,260	120,992
Finished goods	480,162	352,128
	1,292,197	1,336,615

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.19	INVENTORY (CONTINUED)

The Company provides for inventory losses based on obsolescence and levels in excess of forecasted demand. In these cases, inventory is reduced to estimated realizable value based on historical usage and expected demand. Inherent in the Company’s estimates of market value in determining inventory valuation are estimates related to economic trends, future demand for the Company’s products, and technical obsolescence of products. When products have been delivered, but the product revenue associated with the arrangement has been deferred as a result of not meeting the revenue recognition criteria required by SOP 97-2, the Company includes the costs for the delivered items in inventory until recognition of the related revenue occurs.

2.20	ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company reduces gross trade accounts receivable by an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts on a regular basis and all past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Provisions for doubtful accounts for the period ended June 30, 2009 and year ended December 31, 2008 are $nil. Bad debts written off for the three months ended June 30, 2009 and March 31, 2008 are $nil. Bad debts written off for the six months ended June 30, 2009 and June 30, 2008 are $nil. Aging of accounts receivable of the company is as follows:

	June 30,	December 31,
	2009	2008
	$	$

	1,835,423	2,048,779
within 1 year	536,804	147
within 1- 2 years	-	430
over 2 years	2,372,227	2,049,356

2.21	DEPOSITS AND PREPAID EXPENSES

	June 30,	December 31,
	2009	2008
	$	$

Trade deposits	250,034	288,331
Prepaid expenses	27,109	25,647
Temporary payments	12,819	-
	289,962	313,978

Trade deposits are the payments of deposits to suppliers for procurement of goods.

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.22	OTHER RECEIVABLE

	June 30,	December 31,
	2009	2008
	$	$

Project tender deposits	52,702	82,260
Rental and utility deposits	15,602	5,883
Due from related party	-	1,380
Due from employees	390,332	389,350
Guarantee deposits	-	27,726
Samples advanced to customers	18,839	221,013
Temporary payments to third parties	164,903	-
	642,378	727,612

Project tender deposits were refundable on the completion of the whole tender process. Due from employees are the amounts advanced for handling business transactions on behalf of the company and be reimbursed on the completion of business transactions. Samples advanced to customers are physical samples loaned to customers for exhibition and promotion purpose. Temporary payments to third party are unsecured advance, interest free and without fixed term of repayment and for business purpose.

2.23

TAX RECOVERABLE

	2009	2008
	$	$

VAT payable	(24,100)	(6,994)
City maintenance and construction tax payable	(244)	(391)
Individual income tax payable	(1,064)	(1,281)
Enterprise income tax recoverable	39,634	39,798
Tax recoverable	14,226	31,132

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.24	OTHER PAYABLE AND ACCRUALS

	June 30,	December 31,
	2009	2008
	$	$

Wages accruals	2,505	702
Due to related party	315,010	284,158
Security deposit for samples advanced to customers	44,864	200,541
Sundries	9,067	5,823
Temporary receipts from third parties	911,482	759,787
	1,282,928	1,251,011

Security deposits for samples advanced to customers received are deposits paid by customers in order to safeguard that samples will be returned to the company. Temporary receipts from third parties are unsecured short term loan, interest free and without fixed term of repayment and for business purpose.

2.25	FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS 107, “Disclosures about Fair Value of Financial Instruments” defines financial instruments and required fair value disclosure of those instruments. SFAS 157, “Fair Value Measurements” adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. Receivables, investments, payables, short and long term debt and warrant liabilities qualified as financial instruments. Management believes the carrying amounts of receivables, payables and debt are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization, and if applicable, their stated interest rate is equivalent to interest rates currently available. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

2.26	STOCK-BASED COMPENSATION

At June 30, 2009 and December 31, 2008, the Company had no stock-based compensation plans.

2.27	RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution scheme and the payments to the scheme are charged as expenses when employees have rendered service entitling them to the contribution.

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.28	INCOME TAXES

The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109) that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts as of June 30, 2009 and December 31, 2008.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

2.29	PRODUCT WARRANTIES

Substantially all of the Company’s products are covered by a standard warranty of 2 years for products. In the event of a failure of products covered by this warranty, the Company must repair or replace the software or products or, if those remedies are insufficient, and at the discretion of the Company, provide a refund. The sales contracts encompass its warranty obligations. Occurrence of the failure of products within warranty period is few and insignificant; therefore, the Company provides nil% of sales income for product warranties for the three months ended and six months ended June 30, 2009 and June 30, 2008. The product warranty reserve was $nil at June 30, 2009 and December 31, 2008.

2.30	RELATED PARTIES

Parties are considered to be related to the company if the company has the ability, directly or indirectly, to control the party, or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the company and the party are subject to common control or common significance. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities which are under the significant influence of related parties of the company where those parties are individuals, and post-employment benefit plans which are for the benefits of employees of the company or of any entity that is a related party of the company.

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.30	CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, and have a short maturity of generally within three months when acquired.

	June 30,	December 31,
	2009	2008
	$	$

Cash and bank balances	376,899	508,272

2.31	CONCENTRATIONS OF CREDIT RISK AND OFF-BALANCE SHEET RISK

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. Total cash (not including restricted cash balances) in these banks on June 30, 2009 and December 31, 2008 amounted to $376,899 and $508,272 respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company had 5 major customers whose revenue individually represented of the Company’s total revenue as follows:

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Customer A	10.80%	-	13.11%	-
Customer B	16.21%	-	12.26%	-
Customer C	10.52%	-	9.30%	-
Customer D	-	-	7.51%	-
Customer E	8.20%	-	6.20%	-
Customer F	6.49%	-	-
Customer G	-	12.32%	-	17.53%
Customer H	-	12.28%	-	14.04%
Customer I	-	13.92%	-	11.00%
Customer J	-	9.27%	-	8.82%
Customer K	-	-	-	6.40%
Customer L	-	7.73%	-	-
	52.22%	55.52%	48.38%	57.79%

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31	CONCENTRATIONS OF CREDIT RISK AND OFF-BALANCE SHEET RISK (CONTINUED)

The company had 5 major customers whose accounts receivable balance individually represented of the Company’s total accounts receivable as follows:

	June 30,	December 31,
	2009	2008

Customer A	10.46%	-
Customer B	9.61%	-
Customer C	9.47%	-
Customer D	9.00%	-
Customer E	8.39%	-
Customer F	-	11.58%
Customer G	-	9.39%
Customer H	-	8.93%
Customer I	-	7.93%
Customer J	-	6.89%
	46.93%	44.72%

3.	EARNINGS PER COMMON SHARES

The Company reports earnings per share in accordance with the provisions of SFAS 128, "Earnings per Share." SFAS 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution (using the treasury stock method) that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

For the three months ended June 30, 2009 and June 30, 2008, basic and diluted earnings per share amount to $24.79 and $84.67 respectively. For the six months ended June 30, 2009 and June 30, 2008, basic and diluted earnings per share amount to $23.88 and $84.95 respectively.

4.	ACCUMULATED OTHER COMPREHENSIVE INCOME

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	RECENT ACCOUNTING PRONOUNCEMENTS

In April 2008, the FASB issued FSP FAS 142-3 “Determination of the useful life of Intangible Assets”, which amends the factors a company should consider when developing renewal assumptions used to determine the useful life of an intangible asset under SFAS142. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. SFAS 142 requires companies to consider whether renewal can be completed without substantial cost or material modification of the existing terms and conditions associated with the asset. FSP FAS 142-3 replaces the previous useful life criteria with a new requirement—that an entity consider its own historical experience in renewing similar arrangements. If historical experience does not exist, then the Company would consider market participant assumptions regarding renewal including 1) highest and best use of the asset by a market participant, and 2) adjustments for other entity-specific factors included in SFAS 142. The adoption of FSP FAS 142-3 did not have a material impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles.” This

Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the “GAAP hierarchy”). SFAS 162 did not have any effect on the Company’s financial statements.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company adopted the provisions of FSP 157-3, which did not impact Company’s financial position or results of operations.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. FSP FAS 157-4 amends SFAS 157 and provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This FSP shall be applied prospectively with retrospective application not permitted. This FSP shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity early adopting this FSP must also early adopt FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. Additionally, if an entity elects to early adopt either FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” or FSP FAS 115-2 and FAS 124-2, it must also elect to early adopt this FSP. We are currently evaluating this new FSP but do not believe that it will have a significant impact on the determination or reporting of our financial results.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2. This FSP amends SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities,” SFAS 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations,” and EITF 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. This FSP will replace the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis. This FSP provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this FSP does not result in a change in the carrying amount of debt securities, it does require that the portion of an other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. This FSP shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP only if it also elects to early adopt FSP FAS 157-4. Also, if an entity elects to early adopt either FSP FAS 157-4 or FSP FAS 107-1 and APB 28-1, the entity also is required to early adopt this FSP. We are currently evaluating this new FSP but do not believe that it will have a significant impact on the determination or reporting of our financial results.

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1. This FSP amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this FSP, fair values for these assets and liabilities were only disclosed annually. This FSP applies to all financial instruments within the scope of SFAS 107 and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This FSP shall be effective for interim periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP only if it also elects to early adopt FSP FAS 157-4 and FSP FAS 115-2 and FAS 124-2. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. We are currently evaluating the disclosure requirements of this new FSP.

6.	INCOME TAXES

No Hong Kong corporate income tax has been provided in the financial statements, as the Company did not have any assessable profits for the three months ended June 30, 2009 and June 30, 2008 and six months ended June 30, 2009 and June 30, 2008.

The Company’s subsidiaries are governed by the Income Tax Law of the People’s Republic of China (PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DEs and FIEs. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Prior to 2008, under the existing Chinese Income Tax Laws, foreign investment enterprises (“FIEs”) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions for which more favorable effective tax rates apply. Starting on January 1, 2008, China will unify the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

The company’s subsidiaries including Shenzhen Skyrise Technology Co Ltd, Shenzhen Skyrise Digital Electronic Co., Ltd and the company incurred tax loss for the year. No provisions for income tax are made for the company and those subsidiaries.

No deferred tax has been provided in the financial statements as there are no material temporary differences.

The following table reconciles the U.S statutory rates to the company’s effective tax rate for the three months ended and six months ended June 30, 2009:

U.S. statutory rate	34%
Foreign income not recognized in USA	(34%	)
China Enterprise income taxe rate	25%
China Enterprise income taxes concession	(25%	)
Hong Kong profits tax rate	16.5%
Offshore subsidiary income not recognized	(16.5%	)
Total provision for income taxes	-

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.

SHORT TERM DEBT

There are no provisions in the Company’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

	June 30,	December 31,
	2009	2008
	$	$
Short term debt
Loan from Ping
An Bank,
Shenzhen
Interest rate 7.47% per annum and no guarantee.	401,764	623,475

8.	STOCKHOLDERS’ EQUITY

The company’s common stock as at June 30, 2009 and December 31, 2008 shown on the consolidated balance sheets represents the aggregate nominal value of the common stock of the Company’s as at that date.

The Company has authorized capital of HK$10,000 divided into 10,000 shares of par value HK$1 each.

9.	COMMITMENTS AND CONTINGENCIES

The Company had lease commitments as of June 30, 2009.

	June 30,	December 31,
	2009	2008
	$	$

Year ended December 31,2009	72,418	132,367
Year ended December 31,2010	121,743	116,450
Year ended December 31,2011	53,300	58,226
Thereafter	-	-
	247,461	307,043

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	SEGEMENT INFORMATION

The Company sells software and hardware. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Based on qualitative and quantitative criteria established by SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”, the Company considers itself to be operating within one reportable segment.

The Company does not have long-lived assets located in foreign countries. In accordance with the enterprise-wide disclosure requirements of SFAS 131, the Company's net revenue from external customers by main product lines is as follows:

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	$	$	$	$
Local sales
- Software	305,449	800,273	1,042,930	908,848
- Hardware	775,440	719,319	435,767	1,038,311
Export sales
- Hardware	151,682	-	151,682	-
	1,232,571	1,519,592	1,630,379	1,947,159

11.	RELATED PARTIES TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the period, the company had the following significant related party transactions:-

Name of related party	Nature of transactions

Zhou Mingchun	During the six months ended June 30, 2008, the company acquired the whole interest in SST Ltd from Zhou Mingchun for $575,000.
Zhou Mingchun	Included in other receivable, due from Mr. Zhou Mingchun are $Nil and $1,380 at June 30, 2009 and December 31, 2008. The amount is unsecured, interest free and has no fixed term of repayment
Zhou Mingchun	Included in other payable, due from Mr. Zhou Mingchun are $315,010 and $284,158 at June 30, 2009 and December 31, 2008. The amount is unsecured, interest free and has no fixed term of repayment

See accompanying notes to consolidated financial statements

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIOD FROM DECEMBER 11, 2007 (DATE OF INCORPORATION)
TO DECEMBER 31, 2007

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-23

CONSOLIDATED BALANCE SHEETS	F-24

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME	F-25

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	F-26

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-28 - F-40

Board of Directors
United Digital Home H.K. Group Company Limited
Hong Kong

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of United Digital Home H.K. Group Company Limited (the Company) as of December 31, 2008 and 2007 and the related consolidated statements of income and other comprehensive income, stockholders' equity and cash flows for the year ended December 31, 2008 and for the period from December 11, 2007 (date of inception) to December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board ("PCAOB"). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material aspects, the consolidated financial position of the Company as of December 31, 2008 and 2007, and the consolidated results of its operations and cash flows for the year ended December 31, 2008 and for the period from December 11, 2007 (date of inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates CPA's, Inc.
Madsen & Associates CPA's, Inc.
May 31, 2009
Salt Lake City, Utah

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED (Incorporated in Hong Kong) CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2008 AND DECEMBER 31, 2007

	2008	2007
	$	$

ASSETS
Current assets
Cash and cash equivalents	508,272	-
Inventory	1,336,615	-
Deposits and prepaid expenses	313,978	-
Accounts receivable, net of allowance for doubtful accounts	2,049,356	-
Other receivable	727,612	-
Tax recoverable	31,132	-
Total current assets	4,966,965	0
Property, plant and equipment, net of accumulated depreciation	188,867	-
Other assets
Goodwill	193,754	-
Intangible assets, net of accumulated amortization	103,115	-
Total other assets	296,869	-

Total assets	$5,452,701	$0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	720,400	-
Receipts in advance	58,692	-
Other payable and accruals	1,251,011	-
Short term debt	623,475	-
	2,653,578	-
Commitments and contingencies	-	-
Stockholders' equity
Common stock: $0.138 par value	1,380	1,380
(Authorized, issued and fully paid up capital:
10,000 common shares Stock Subscription Recievable)		(1,380)
Additional paid-in capital	1,472,739	-
Statutory reserve	2,791	-
Retained earnings	1,289,532	-
Accumulated other comprehensive income	32,681	-
Total stockholders' equity	2,799,123	0
Total liabilities and stockholders' equity	$5,452,701	$0

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIOD FROM DECEMBER 11, 2007 (DATE OF INCEPTION)
TO DECEMBER 31, 2007

		Period from December 11, 2007
	Year ended	(date of inception) to
	December 31, 2008	December 31, 2007
	$	$
Revenue	4,140,682	-
Cost of goods sold	1,824,164	-
Gross profit	2,316,518	-
Selling and marketing expenses	(546,846)	-
General and administrative expenses	(718,544)	-
Net income from operations	1,051,128	-
Other income	76,665	-
Government grant	201,562	-
Interest expense	(39,511)	-
Other income (expenses)	238,716	-
Net income before provision for income taxes	1,289,844	-
Provision for income taxes	(312)	-
Net income	1,289,532	-
Other comprehensive income
Foreign currency translation gain	32,681	-
Comprehensive income	1,322,213	-
Earnings per share
Basic	132.22	-
Diluted	132.22	-
Weighted average number of shares outstanding:
Basic	10,000	10,000
Diluted	10,000	10,000

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIOD FROM DECEMBER 11, 2007 (DATE OF INCORPORATION)
TO DECEMBER 31, 2007

	Common stock					Accumulated	Stock
	Par Value $0.138					other	Subscription
		Common	Additional	Statutory	Retained	comprehensive	Reimbursement
	Shares	stock	paid-in capital	reserve	earnings	income	Total
		$	$	$	$	$	$

Shares issued during the period	10,000	1,380	-	-	-	(1,380)	0
Net income for the period	-	-	-	-	-	-	-
Balance at December 31, 2007	10,000	1,380	-	-	-	-	0
Net income for the year	-	-	-	-	1,289,532	-	1,289,532
Acquisition of subsidiaries	-	-	-	2,791	-	-	2,791
Payment of Stock Subscription	-	-	-	-	-	1,380	1,380
Capital contribution from shareholders	-	-	1,472,739	-	-	-	1,472,739
Foreign currency translation gain	-	-	-		-	32,681	32,681
Balance at December 31, 2008	10,000	1,380	1,472,739	2,791	1,289,532	32,681	2,799,123

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIOD FROM DECEMBER 11, 2007 (DATE OF INCEPTION)
TO DECEMBER 31, 2007

		Period from December 11, 2007 (date of incorporation) to December 31, 2007 $
	Year ended December 31, 2009 $

Cash flows from operating activities
Net income for the period	1,289,532	-
Adjustments to reconcile net income to net cash from operations:
Depreciation	64,012	-
Amortization of intangible assets	23,326	-
Changes in operating assets and liabilities
Increase in inventory	(1,336,615)	-
Increase in deposits and prepaid expenses	(313,978)	-
Increase in accounts receivable	(2,049,356)	-
Increase in other receivable	(727,612)	-)
Increase in tax recoverable	(31,132)	-
Increase in accounts payable	720,400	-
Increase in receipts in advance	58,692	-
Increase in other payable and accruals	1,251,011	-
Net cash used in operating activities	(1,051,720)	-)
Cash flows from investing activities
Purchases of property, plant and equipment	(254,011)	-
Purchase of goodwill	(193,754)	-
Net payment from acquisiton of a subsidiary	295,395	-
Purchase of intangible assets	(126,854)	-
Net cash used in investing activities	(279,224)	-
Cash flows from financing activities
Proceeds from Stock Subscription	1,380
Proceeds from short term loan	1,114,920	-
Repayment of short term loan	(491,445)	-
Statutory reserve	2,791	-
Additional paid-in capital contributed	1,472,739	-
Common stock issued	-	-
Net cash provided by financing activities	2,100,385	-
Effects on exchange rate changes on cash	(261,169)	-
Increase in cash and cash equivalents	508,272	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	508,272	-
Supplementary disclosures of cash flow information:
Cash paid for interest	35,094	-
Cash paid for income taxes	-	-
Issuance of 10,000 shares of common stock under a stock subscription agreement		$1,380

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

CORPORATE INFORMATION

United Digital Home H.K. Group Company Limited (the “Company”) was a private corporation and incorporated on December 11, 2007 in Hong Kong. The Company’s principal activity is investment holding and its operations are carried out in Hong Kong .

Pursuant to a group reorganization, the company became the holding company of the group on January 28, 2008 by acquiring 100% interest in Shenzhen Skyrise Technology Co., Ltd (“SST”) incorporated in the People’s Republic of China with limited liability on May 23, 2003 from the existing stockholder of SST, Mr. Zhou Mingchun. SST’s principal activity is selling, installation and development of digital home security network, peripherals and software.

On April 23, 2008, SST established wholly owned Shenzhen Skyrise Digital Electronics Co., Ltd (“SSDE”) incorporated in the People’s Republic of China with limited liability on April 23, 2008. SSDE’s principal activity is selling, installation and development of computing network and intelligence system.

The acquisition of Shenzhen Skyrise Technology Co., Ltd and Shenzhen Skyrise Digital Electronics Co., Ltd has been treated under acquisition method and United Digital Home H.K. Group Company Limited is the holding company of both companies for legal purposes. Accordingly, the financial statements have been prepared on a consolidated basis for the period presented.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

	2.2	REPORTING ENTITIES

The accompanying consolidated financial statements include the following entities:

Name of subsidiaries	Place of incorporation	Registered capital	Paid - in capital	Date of incorporation	Percentage of interest	Principal activity

Shenzhen Skyrise Technology Co ., Limited	People's Republic of China	RMB8,000,000	RMB8,000,000	May 27, 2003	100% directly	Digital home security system
Shenzhen Skyrise Digital Electronic Co ., Limited	People's Republic of China	RMB1,000,0000	RMB200,000	April 23, 2008	100% indirectly	Computing network and intelligence system

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.3	BASIS OF CONSOLIDATION

The consolidated financial statements are prepared on the basis of subsidiaries acquired by the Company on January 28, 2008, and profits up to this date are recognized as pre-acquisition profits and profits thereafter are recognized as post-acquisition profits.

The consolidated financial statements comprise the financial statements of United Digital Home H.K. Group Company Limited (the “company”) and its subsidiaries (the “Group”) as at December 31, 2008 and at December 31,2007.

Subsidiary companies are wholly-owned subsidiaries, namely SST which in turn wholly own SSDE which are enterprises controlled by the Company.

	2.4	USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

	2.5	ECONOMIC AND POLITICAL RISK

The Company’s business operations are conducted in the PRC and are subject to special considerations and risks not typically associated with companies in North America and Western Europe. China’s political, economic and legal environments may influence the Company’s business, financial condition and results of operations, including adverse effects by changes in governmental policies in laws and regulations, anti- inflationary measures, and rates and methods of taxation.

	2.6	REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by the VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

	2.7	SHIPPING AND HANDLING

Shipping and handling costs related to costs of goods sold are included in selling and marketing expenses which totaled $15,158 and $Nil for the year ended December 31, 2008 and the period ended December 31, 2007 respectively.

	2.8	ADVERTISING

Advertising costs are expensed as incurred and totaled $11,382 and $Nil for the year ended December 31, 2008 and the period ended December 31, 2007 respectively.

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.9	RESEARCH AND DEVELOPMENT COSTS

Research and development costs include cost incurred to develop new products and are charged as expenses which totaled $383,952 and $Nil as incurred for the year ended December 31,2008 and the period ended December 31, 2008, respectively. The costs for development of new products and substantial enhancements to existing products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized. The Company has determined that technological feasibility is established at the time a working model of products is completed concurrently believes its current process for development products will be essentially completed concurrently with the establishment of technological feasibility, no cost have been capitalizes to date.

2.10	GOVERNMENT GRANT

Government grant represent local authority grant to the company for software development. It is recognized on cash basis.

2.11

FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company and its Operating Subsidiaries, SST and SSDE, and the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the US dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statement of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheet. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $61,154 as of December 31, 2008 and $Nil as of December 31, 2007. The balance sheet amounts with the exception of equity at December 31, 2008 were translated at RMB 6.82 to $1.00, respectively. The average translation rates applied to the statements of income and of cash flows for the year ended December 31, 2008 and for the period ended December 31, 2007 were RMB 6.94 to $1.00.

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.12

BUSINESS ACQUISITION

On January 28, 2008, the company acquired 100% of the issued common stock of Shenzhen Skyrise Technology Co., Limited for $575,000 from its existing stockholder. The results of SST’s operations have been included in the consolidated financial statements of the company since that date. Under the term of acquisition agreement, the consideration is paid for cash.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

	$	$

Inventory		1,450,235
Deposits and prepaid expenses		217,471
Accounts receivable, net of allowance for doubtful debts		110,654
Other receivable		65,937
Tax recoverable		8,094
Cash and cash equivalents		870,395
Property, plant and equipment		145,499
Intangible assets		18,394
Goodwill		193,754
Total assets acquired		3,080,433
Short term loan	360,880
Accounts payable	401,384
Receipts in advance	205,137
Other payable and accruals
	1,538,032	2,505,433
Total liabilities assumed		575,000
Total purchase price

The purchase price allocation is not considered final as of the date of this report, as we are still reviewing all of the underlying assumption and calculations used in the allocation. However, we believe the final purchase price allocation will not be material different than presented herein.

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.13	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and amortization methods are reviewed, and adjusted if appropriate, at each financial year-end.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Assets Classifications	Estimated useful life

Furniture, fixtures and office equipment	5 years
Plant and machinery	5 years
Motor vehicles	10 years

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the income statement in the period the item is derecognized. Subsequent increase in the recoverable amount of an asset is treated as reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of depreciation) had no impairment loss been recognized. The reversal is recognized in the income statement immediately.

	2008	2007
	$	$

Furniture, fixtures and office equipment	203,000	-
Plant and machinery	12,715	-
Motor vehicles	38,296	-
	254,011	-

Less: Accumulated depreciation	(65,145)	-
Net carrying amount	188,866	-

Depreciation expense were $64,012 and $Nil for the year ended December 31, 2008 and the period ended December 31, 2007 respectively.

Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property, plant and equipment. The Company reviews its property, plant and equipment whenever events or changes in circumstances indicate that the carrying value of certain assets might not be recoverable. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the asset. To date, no such impairment losses have been recorded.

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.14	IMPAIRMENT OF LONG –LIVED ASSETS

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Any write-downs are treated as permanent reductions in the carrying amount of the assets. Based on this evaluation, the Company believes that, as of each of the balance sheet dates presented, none of the Company’s long-lived assets were impaired.

	2.15	CAPITALIZED INTERNAL-USE SOFTWARE

The Company capitalizes certain costs incurred to purchase or create internal-use software in accordance with SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. To date, such costs have included external direct costs of materials and services incurred in the implementation of internal-use software and are included within computer hardware and software. Once the capitalization criteria of SOP 98-1 have been met, such costs are classified as software and are amortized on a straight-line basis over seven years once the software has been put into use. Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred.

2.16

INTANGIBLE ASSETS

The Company records identifiable intangible assets in other assets at cost less accumulated amortization and impairment. These assets consist primarily of software licenses. The Company amortizes them over the shorter of their stated or statutory duration or their estimated useful lives on a straight-line basis over five years.

	2008	2007
	$	$

Patent	2,276	-
Software system	124,578	-
	126,854	-
Less: Accumulated amortization	(23,739)	-
Net carrying amount	103,115	-

Amortization expense were $23,326 and $Nil for the year ended December 31, 2008 and the period ended December 31, 2007 respectively.

2.17

GOODWILL

The Company acquired 100% of the issued common stock of Shenzhen Skyrise Technology Co. Ltd engaged in the selling, installation and development digital home security system. As a result of this acquisition, the Company recorded goodwill in the amount of $193,754. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired. Goodwill is tested for impairment on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment.

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.18	INVENTORY

Inventory consists primarily of raw materials, components, finished goods and low value consumable goods. Raw materials, components and low value consumable cost are stated at cost. Cost comprises direct materials and, where applicable direct labor costs and those overheads that have been incurred in bringing the inventory to their present location and condition. Finished goods are stated at the lower of cost determined on weighted average method or market.

	2008	2007
	$	$

Raw materials	515,273	-
Consumable stores	126,647	-
Components 221,575		-
Finished goods-in-transits	120,992	-
Finished goods	352,128	-
	1,336,615	-

The Company provides for inventory losses based on obsolescence and levels in excess of forecasted demand. In these cases, inventory is reduced to estimated realizable value based on historical usage and expected demand. Inherent in the Company’s estimates of market value in determining inventory valuation are estimates related to economic trends, future demand for the Company’s products, and technical obsolescence of products.

When products have been delivered, but the product revenue associated with the arrangement has been deferred as a result of not meeting the revenue recognition criteria required by SOP 97-2, the Company includes the costs for the delivered items in inventory until recognition of the related revenue occurs.

2.19

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company reduces gross trade accounts receivable by an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts on a regular basis and all past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Provisions for doubtful accounts for the year ended December 31, 2008 and the period ended December 31, 2007 are $Nil. Bad debts written off for the year ended December 31, 2008 and the period ended December 31, 2008 are $Nil.

Aging of accounts receivable is as follows:
	2008	2007
	$	$

	2,048,779	-
within 1 year	147	-
within 1- 2 years	430	-
over 2 years	2,049,356	-

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.20

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities, other payables and line of credit to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

2.21

STOCK-BASED COMPENSATION

At December 31, 2008 and December 31, 2007, the Company had no stock-based compensation plans.

2.22	RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution scheme and the payments to the scheme are charged as expenses when employees have rendered service entitling them to the contribution.

2.23	INCOME TAXES

The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109) that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts as of December 31, 2008 and December 31, 2007.

The provision for income tax is based on the results for the year as adjusted for items, which are non- assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.24	PRODUCT WARRANTIES

Substantially all of the Company’s products are covered by a standard warranty of 2 years for products. In the event of a failure of products covered by this warranty, the Company must repair or replace the software or products or, if those remedies are insufficient, and at the discretion of the Company, provide a refund. The sales contracts encompass its warranty obligations. The Company provides Nil% of sales income for product warranties for the year ended December 31, 2008 and the period ended December 31, 2007 in the warranty reserve to reflect estimated material and labor costs of maintenance for potential or actual product issues but for which the Company expects to incur an obligation. No product warranty reserve was made for the year ended December 31, 2008 and the period ended December 31, 2007.

	2.25	RELATED PARTIES

Parties are considered to be related to the company if the company has the ability, directly or indirectly, to control the party, or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the company and the party are subject to common control or common significance. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities which are under the significant influence of related parties of the company where those parties are individuals, and post-employment benefit plans which are for the benefits of employees of the company or of any entity that is a related party of the company.

	2.26	CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, and have a short maturity of generally within three months when acquired.

	2008	2007
	$	$

Cash and bank balances	508,272	-

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.27

CONCENTRATIONS OF CREDIT RISK AND OFF-BALANCE SHEET RISK

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. Total cash (not including restricted cash balances) in these banks on December 31, 2008 amounted to $508,272, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable are derived from revenue earned from customers located primarily in the People’s Republic of China. We perform ongoing credit evaluations of customers and have not experienced any material losses to date.

The Company had 5 major customers whose revenue individually represented the following percentages of the Company’s total revenue:

		Period from December 11, 2007
	Year ended	(date of incorporation) to
	December 31, 2008	December 31, 2008

Customer A	8.75%	-
Customer B	8.53%	-
Customer C	8.46%	-
Customer D	6.84%	-
Customer E	6.30%	-
	38.88%	-

The company had 5 major customers whose accounts receivables balance individually represented of the Company’s total accounts receivable as follows:

	2008	2007

Customer F	11.56%	-
Customer A	9.38%	-
Customer D	8.93%	-
Customer B	7.93%	-
Customer C	6.88%	-
	44.68%	-

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	EARNINGS PER COMMON SHARE

Net income per common share is computed by using the weighted average number of the Company’s common shares outstanding. There is no difference in the basic and diluted earnings per stock calculations in the financial statements.

4.	ACCUMULATED OTHER COMPREHENSIVE INCOME

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

5.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s consolidated balance sheets and consolidated statement of income.

In February 2007, the FASB released SFAS No. 159, “The Fair Value Option for Financial Assets and Financial

Liabilities”, which is effective for fiscal years beginning after November 15, 2007. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The adoption of SFAS No. 159 is not expected to have a material effect on the Company’s consolidated balance sheet and consolidated statement of income.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141(R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement. That replaces SFAS No. 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. The Statement retains the guidance in SFAS No. 141 for identifying and recognizing intangible assets separately from goodwill. SFAS 141(R) will now require acquisition costs to be expensed as incurred, restructuring costs associated with a business combination must generally be expensed prior to the acquisition date and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which is the Company’s 2009 fiscal year. Earlier adoption is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements", which is an amendment of Accounting Research Bulletin ("ARB") No. 51 (“SFAS 160”). This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. Early adoption is not permitted. Management is currently evaluating the impact this standard may have on the Company’s consolidated operating results and financial position upon adoption.

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.

INCOME TAXES

No Hong Kong corporate income tax has been provided in the financial statements, as the Company did not have any assessable profits for the year ended December 31, 2008 and the period ended December 31, 2007.

The Company’s subsidiaries are governed by the Income Tax Law of the People’s Republic of China (PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DEs and FIEs. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Prior to 2008, under the existing Chinese Income Tax Laws, foreign investment enterprises (“FIEs”) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions for which more favorable effective tax rates apply. Starting on January 1, 2008, China will unify the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

The company’s subsidiaries including Shenzhen Skyrise Technology Co., Ltd, Shenzhen Skyrise Digital Electronic Co., Ltd enjoy tax holiday for the year ended December 31, 2008. No provisions for income tax are made for those subsidiaries.

No deferred tax has been provided in the financial statements as there are no material temporary differences.

The following table reconciles the U.S. statutory rates to the company’s effective tax rate for the period ended December 31, 2008:

U.S. statutory rate	34%
Foreign income not recognized in USA	(34%)
China Enterprise income taxe rate	25%
China Enterprise income taxes concession	(25%)
Hong Kong profits tax rate	16.5%
Offshore subsidiary income not recognized	(16.5%)
Total provision for income taxes	-

7.

SHORT TERM DEBT

There are no provisions in the Company’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

	2008	2007
	$	$

Short term loan
Loan from Ping An
Bank, Shenzhen
Branch
Interest rate 7.47% per annum and no guarantee.	623,475	-

UNITED DIGITAL HOME H.K. GROUP COMPANY LIMITED
(Incorporated in Hong Kong)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	STOCKHOLDERS’ EQUITY

	During 2007, the Company issued 10,000 common shares of stock under a stock subscription agreement for $1,380. The Company received payment for two stock issuance in 2008.

9.	COMMITMENTS AND CONTINGENCIES

	For the year ended December 31, 2008 and the period ended December 31, 2007, total lease expense, was $123,985 and $Nil respectively.

	The future minimum lease payments at December 31, 2008, are as follows:
		$

	Year ended December 31,2009	132,367
	Year ended December 31,2010	116,450
	Year ended December 31,2011	58,226
	Year ended December 31,2012	-
	Year ended December 31,2013	-
	Thereafter	-
		307,043

	From time to time and in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At December 31, 2008 and December 31, 2007, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of income or cash flows.

10.	RELATED PARTIES TRANSACTIONS

	In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the period, the company had the following significant related party transactions:-

Name of related party	Nature of transactions

Zhou Mingchun	During the year ended December 31, 2008, the company acquired the whole interest in SST Ltd from Zhou Mingchun for $575,000.
Zhou Mingchun	Included in other receivable, due from Mr. Zhou Mingchun is $1,380 at December, 2008. The amount is unsecured, interest free and has no fixed term of repayment.

Zhou Mingchun	Included in other payable, due to Mr. Zhou Mingchun is $284,158 at December, 2008. The amount is unsecured, interest free and has no fixed term of repayment.

APPENDIX I

SHENZHEN SKYRISE TECHNOLOGY CO., LIMITED
(Incorporated in the People’s Republic of China)

UNAUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

APPENDIX I

SHENZHEN SKYRISE TECHNOLOGY CO., LIMITED (Incorporated in the People’s Republic of China) UNAUDITED BALANCE SHEETS DECEMBER 31, 2008 AND DECEMBER 31, 2007

	31.12.2008	28.1.2008	31.12.2007
	$	$	$
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	420,866	870,395	1,158,751
Inventory 1,336,615		1,450,235	1,165,914
Deposits and prepaid expenses	313,978	217,471	167,212
Accounts receivable, net of allowance for doubtful debts	1,917,300	110,654	156,912
Other receivable	725,469	65,936	65,129
Tax recoverable	25,659	8,094	-
Total current assets	4,739,887	2,722,785	2,713,918
Property, plant and equipment, net of accumulated depreciation	186,484	145,499	146,135
Other assets
Investment in subsidiary	29,340	-	-
Intangible assets, net of accumulated amortization	103,116	18,394	18,559
Total other assets	132,456	18,394	18,559
Total assets	$5,058,827	$2,886,678	$2,878,612

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short term loan	623,475	360,880	377,025
Accounts payable	536,920	401,384	620,335
Receipts in advance	58,693	205,137	196,359
Tax payable	-		73,866
Due to holding company	1,168,470		-
Other payable and accruals	960,533	1,537,529	1,195,640
	3,348,091	2,504,930	2,463,225
Commitments and contingencies	-	-	-
Stockholders' equity
Common stock:
Paid - in capital	1,052,300	1,052,300	1,052,300
(Registered capital: $1,052,300)
Statutory reserve	3,306	515	509
Retained earnings	561,607	(720,738)	(679,932)
Accumulated other comprehensive income	93,523	49,671	42,510
Total stockholders' equity	1,710,736	381,748	415,387
Total liabilities and stockholders' equity	$5,058,827	$2,886,678	$2,878,612

APPENDIX I

SHENZHEN SKYRISE TECHNOLOGY CO., LIMITED
(Incorporated in the People’s Republic of China)

UNAUDITED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

	1.1.2008-	29.1.2008-
	28.1.2008	31.12.2008	2008	2007
	$	$	$	$
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	41,943	4,014,375	4,056,318	1,630,350
Cost of goods sold	24,559	1,709,426	1,733,985	863,452
Gross profit	17,384	2,304,949	2,322,333	766,898
Selling and marketing expenses	(28,341)	(540,677)	(569,018)	(367,198)
General and administrative expenses	(39,462)	(712,785)	(752,247)	(368,306)
Net income (loss) from operations	(50,419)	1,051,487	1,001,068	31,394
Other income	9,613	68,590	78,203	19
Government grant	-	201,562	201,562	4,907
Interest expenses	-	(39,294)	(39,294)	(44,905)
Other income (expenses)	9,613	230,858	240,471	(39,979)
Net income (loss) before provision for income taxes	(40,806)	1,282,345	1,241,539	(8,585)
Provision for income taxes	-	-	-	-
Net income (loss)	(40,806)	1,282,345	1,241,539	(8,585)
Other comprehensive income
Foreign currency translation gain	50,115	898	51,013	42,510
Comprehensive income	9,309	1,283,243	1,292,552	33,925

APPENDIX I

SHENZHEN SKYRISE TECHNOLOGY CO., LIMITED
(Incorporated in the People’s Republic of China)

UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS END DECEMBER 31, 2008 AND DECEMBER 31, 2007

	Common Stock (Registered capital: $1,052,300)	Statutory reserve	Retained earnings	Accumulated other comprehensive income	Total
	$	$	$	$	$
Balance at January 1, 2007 (Unaudited)	641,000	509	(671,347)	-	(29,838)
Increase of paid - in capital	411,300	-	-	-	411,300
Net loss for the year	-	-	(8,585)	-	(8,585)
Foreign currency translation gain	-	-	-	42,510	42,510
Balance at December 31, 2007 (Unaudited)	1,052,300	509	(679,932)	42,510	415,387
Statutory reserve	-	2,797	-	-	2,797
Net income for the year	-	-	1,241,539	-	1,241,539
Foreign currency translation gain	-	-	-	51,013	51,013
Balance at December 31, 2008 (Unaudited)	1,052,300	3,306	561,607	93,523	1,710,736

APPENDIX I

SHENZHEN SKYRISE TECHNOLOGY CO., LIMITED (Incorporated in the People’s Republic of China) UNAUDITED STATEMENTS OF CASH FLOWS FOR THE YEARS DECEMBER 31, 2008 AND DECEMBER 31, 2007

	2008	2007
	$	$
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss) for the year	1,241,539	(8,585)
Adjustments to reconcile net income (loss) to net cash from operations:
Depreciation	63,724	35,232
Amortization for intangible assets	23,867	6,302
Changes in operating assets and liabilities:
Increase in inventory	(170,701)	(300,544)
(Increase) Decrease in deposits and prepayments	(146,766)	19,857
Increase in accounts receivable and bills receivable	(1,760,388)	(130,033)
Increase in other receivable	(660,340)	(29,420)
(Decrease) Increase in accounts payable	(83,415)	357,249
(Decrease) Increase in receipts in advance	(137,667)	84,717
(Decrease) increase in other payable and accruals	(235,107)	457,692
Increase in due to holding company	1,168,470	-
(Decrease) Increase in tax payable	(73,866)	73,866
(Increase) Decrease in tax recoverable	(25,659)	20,477
Net cash (used in) provided by operating activities	(796,309)	586,810
Cash flows from investing activities
Investment in subsidiary	(29,340)	-
Purchase of intangible assets	(107,546)	(930)
Purchases of property, plant and equipment	(98,502)	(35,197)
Net cash used in investing activities	(235,388)	(36,127)
Cash flows from financing activities
Proceeds from short term loans	733,500	159,085
Repayment of short term loans	(513,450)	-
Registered capital paid up	-	411,300
Statutory reserve	2,797	-
Net cash provided by financing activities	222,847	570,385
Effect on exchange rate changes on cash	70,965	(10,129)
(Decrease) Increase in cash and cash equivalents	(737,885)	1,110,939
Cash and cash equivalents, beginning of year	1,158,751	47,812
Cash and cash equivalents, end of year	420,866	1,158,751
Supplementary disclosures of cash flow information:
Cash paid for interest	33,962	23,442
Cash paid for income taxes	39,106	-

APPENDIX II

SHENZHEN SKYRISE DIGITAL ELECTRONICS CO., LIMITED
(Incorporated in the People’s Republic of China)

UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 23, 2008 (DATE OF INCORPORATION)
TO DECEMBER 31, 2008

APPENDIX II

SHENZHEN SKYRISE DIGITAL ELECTRONICS CO., LIMITED (Incorporated in the People’s Republic of China) UNAUDITED BALANCE SHEET DECEMBER 31, 2008

$
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	77,878
Accounts receivable, net of allowance for doubtful debts	132,056
Other receivable	763
Tax recoverable	5,472
Total current assets	216,169

Property, plant and equipment, net of accumulated depreciation	2,383
Total assets	$218,552

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	183,480
Other payable and accruals	6,320
189,800

Commitments and contingencies	-

Stockholders' equity
Common stock:
Paid in capital	29,340
(Registered capital: $146,700)
Retained earnings	(578)
Accumulated other comprehensive loss	(10)
Total stockholders' equity	28,752
Total liabilities and stockholders' equity	$218,552

APPENDIX II

SHENZHEN SKYRISE DIGITAL ELECTRONICS CO., LIMITED
(Incorporated in the People’s Republic of China)

UNAUDITED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE PERIOD FROM APRIL 23, 2008 (DATE OF INCORPORATION)
TO DECEMBER 31, 2008

$
(Unaudited)
Revenue	265,046
Cost of goods sold	253,476
Gross profit	11,570
General and administrative expenses	(11,929)
Net loss from operations	(359)
Other income	93
Net loss before provision for income taxes	(266)
Provision for income taxes	(312)
Net loss	(578)
Other comprehensive loss
Foreign currency translation loss	(10)
Comprehensive loss	(588)

APPENDIX II

SHENZHEN SKYRISE DIGITAL ELECTRONICS CO., LIMITED
(Incorporated in the People’s Republic of China)

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM APRIL 23, 2008 (DATE OF INCORPORATION)
TO DECEMBER 31, 2008

			Accumulated
	Common stock		other
	(Registered capital:	Retained	comprehensive
	$146,700)	earnings	loss	Total
	$	$	$	$

Paid in capital	29,340	-	-	29,340
Net loss for the period	-	(578)	-	(578)
Foreign currency translation loss	-	-	(10)	(10)
Balance at December 31, 2008 (Unaudited)	29,340	(578)	(10)	28,752

APPENDIX II

SHENZHEN SKYRISE DIGITAL ELECTRONICS CO., LIMITED
(Incorporated in the People’s Republic of China)

UNAUDITED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 23, 2008 (DATE OF INCORPORATION)
TO DECEMBER 31, 2008

$
(Unaudited)
Cash flows from operating activities:
Net loss for the period	(578)
Adjustments to reconcile net loss to net cash from operations:
Depreciation	140
Changes in operating assets and liabilities:
Increase in accounts receivable	(132,056)
Increase in other receivable	(763)
Increase accounts payable	183,480
Increase in other payable	5,618
Increase in accruals	702
Increase in tax recoverable	(5,482)
Net cash provided by operating activities	51,061
Cash flows from investing activities
Purchases of property, plant and equipment	(2,523)
Net cash used in investing activities	(2,523)
Cash flows from financing activities
Common stock paid up	29,340
Net cash provided by financing activities	29,340
Increase in cash and cash equivalents	77,878
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	77,878
Supplementary disclosures of cash flow information:
Cash paid for interest	-
Cash paid for income taxes	-

CHINA SKYRISE DIGITAL SERVICE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Expressed in US dollars

On September 25, 2009, China Skyrise Digital Service Inc. (“China Skyrise,” formerly Getpokerrakeback.com) entered into and closed a share exchange agreement (the “Share Exchange Agreement”) with United Digital Home H.K. Group Company Limited (“United Digital”) a Hong Kong limited company, and its shareholders, pursuant to which China Skyrise acquired 100% of the issued and outstanding capital stock of United Digital and it Chinese operating subsidiaries, Shenzhen Skyrise Technology Co., Ltd. (“Skyrise Technology”) and Shenzhen Skyrise Digital Electronics Co., Ltd. (“Skyrise Digital”), in exchange for 12,379,800 shares of China Skyrise common stock, par value $0.001, which constituted 72.8% of China Skyrise’s issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

Because United Digital had no substantive business operations since its formation on December 11, 2007 until it acquired China Skyrise on January 28, 2008, the financial statements included herein present the financial condition, results of operations and cash flows of China Skyrise through December 31, 2008, and for the six month period ended June 30, 2009.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on December 31, 2008. The accompanying unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2008, gives effect to the acquisition as if it had been consummated on January 1, 2008.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of United Digital (included herein). The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that China Skyrise believes are reasonable.

CHINA SKYRISE DIGITAL SERVICE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2008
Expressed in US Dollars

	Historical		Pro Forma		PRO
	China Skyrise	United Digital	Adjustments		FORMA

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,161	$508,272			$513,433
Inventory	-	1,336,615			1,336,615
Deposits and prepaid expenses	-	313,978			313,978
Accounts receivable, net of allowance for doubtful accounts	-	2,049,356			2,049,356
Other receivables	-	727,612			727,612
Tax recoverable	-	31,132			31,132
Total current assets	5,161	4,966,965			4,972,126

Property and equipment, net	-	188,867			188,867
Intangible assets, net of accumulated amortization	-	103,115			103,115
Goodwill		193,754			193,754
Total other assets	-	296,869			296,869
TOTAL ASSETS	$-	$5,452,701			$5,457,862

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable	$27,263	$720,400			$747,663
Receipts in advance	-	58,692			58,692
Other payables and accrued expenses	16,512	1,251,011			1,267,523
Short term loans	-	623,475			623,475
Total current liabilities	$43,775	2,653,578			2,697,353

SHAREHOLDERS’ EQUITY
Common stock	4,625	1,380	11,360	(a)	17,365
Additional paid-in capital	50,740	1,472,739	105,339	(b)	1,523,479
Deficit accumulated during development	(89,502)	-	89,502	(c)	0
Statutory reserves	-	2,791			2,791
Retained earnings	-	1,289,532			1,289,532
Accumulated other comprehensive income	(4,477)	32,681	4,477	(d)	28,204
Total shareholders’ deficit ( equity)	(38,614)	2,799,123			2,760,509

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,161	$5,452,701			$5,457,862

F-52 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SKYRISE DIGITAL SERVICE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2008
Expressed in US Dollars

		Historical			Pro Forma	PRO
		China Skyrise	United Digital		Adjustments	FORMA

Revenues	$		$4,140,682	$		$4,140,682

Cost of goods sold		-	1,824,164			1,824,164

Gross profit		-	2,316,518			2,316,518
Professional fees		(35,669)	(546,846)			(582,515)
Selling and marketing expenses		-
General and administrative expenses		(377)	(718,544)			(718,921)
Income (loss) from operations, net		(36,046)	1,051,128			1,015,082

Other income		-	76,665			76,665
Government grant		-	201,562			201,562
Interest expense		-	(39,511)			(39,511)
Income before provision for income
taxes		(36,046)	1,289,844			1,253,798

Provision for income taxes		-	(312)			(312)
Net (loss) income		$(36,046)	$1,289,532			$1,253,486

Other comprehensive income
Foreign currency translation gain		-	32,681			32,681
Comprehensive (loss) income		$(36,046)	$1,322,213			1,286,167

Weighted Average Number of Shares
Outstanding
Basic		4,625,000			16,485,550	21,110,550
Diluted		4,625,000			16,485,550	21,110,550
Earnings Per Share
Basic		$(0.01)				$(0.01)
Diluted		$(0.01)				$(0.01)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SKYRISE DIGITAL SERVICE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2009
Expressed in US Dollars

		Historical	Pro Forma		PRO
	China Skyrise	United Digital	Adjustments		FORMA

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$0	376,899			$376,899
Inventory		1,292,197			1,292,197
Deposits and prepaid expenses		289,962			289,962
Accounts receivable, net of allowance for doubtful accounts		2,372,227			2,372,227
Other receivables		642,378			642,378
Tax recoverable		14,226			14,226
Total current assets	0	4,987,889			4,987,889

Property and equipment, net		190,762			190,762
Intangible assets, net of accumulated amortization		89,466			89,466
Goodwill		193,754			193,754
Total other assets		283,220			283,220
TOTAL ASSETS	$0	5,461,871			$5,461,871

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable	$64,235	685,296			$749,531
Receipts in advance		65,072			65,072
Other payables and accrued expenses		1,282,928			1,282,928
Short term loans		401,764			401,764
Total current liabilities	$64,235	2,435,060			2,499,295

SHAREHOLDERS’ EQUITY
Common stock	4,625	1,380	11,360	(a)	6,005
Additional paid-in capital	50,740	1,472,739	105,339	(b)	1,523,479
Deficit accumulated during development	(119,600)				(119,600)
Statutory reserves		2,791	89,502	(c)	2,791
Retained earnings		1,528,317			1,528,317
Accumulated other comprehensive
income		21,584	4,477	(d)	21,584
Total shareholders’ deficit ( equity)	(64,235)	3,026,811			2,962,576

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$0	5,461,871			$5,461,871

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SKYRISE DIGITAL SERVICE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2009
Expressed in US Dollars

		Historical			Pro Forma	PRO
		China Skyrise	United Digital		Adjustments	FORMA

Revenues	$		$1,630,379	$		$1,630,379

Cost of goods sold			942,195			942,195

Gross profit			688,184			688,184
Professional fees		(30,098)				(30,098)
Selling and marketing expenses			(234,900)			(234,900)
General and administrative expenses			(325,829)			(325,829)
Income (loss) from operations, net		(30,098)	127,455			97,357

Other income			2,695			2,695
Government grant			121,570			121,570
Interest expense			(12,935)			(12,935)
Income before provision for income taxes		(30,098)	238,785			208,687

Provision for income taxes
Net (loss) income		$(30,098)	$238,785			$208,687

Other comprehensive income
Foreign currency translation gain			(11,097)			(11,097)
Comprehensive (loss) income	$		$227,688			197,590

Weighted Average Number of Shares Outstanding
Basic		4,625,000			16,485,550	21,110,550
Diluted		4,625,000			16,485,550	21,110,550
Earnings Per Share
Basic		$(0.01)				$(0.01)
Diluted		$(0.01)				$(0.01)

CHINA SKYRISE DIGITAL SERVICE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Expressed in US dollars

(a) Net effect of increase in common stock as a result of issuing shares for the acquisition and elimination of the common stock of United Digital.

(b) Reduction of additional paid in capital as a result of the issuance of common shares and elimination of China Skyrise's accumulated deficit and accumulated OCI acquisition.

(c) Elimination of China Skyrise's accumulated deficit before the acquisition.

(d) Elimination of China Skyrise's accumulated other comprehensive income before the acquisition.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Exchange Agreement, dated September 25, 2009, among the Company, United Digital Home H.K. Group Company Limited and its shareholders.

3.1	Amended and Restated Articles of Incorporation of the Company.

3.2*	Amended and Restated Bylaws of the Company, adopted on December 3, 2008 [incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on December 15, 2008].

10.1	Form of Side Letter re Share Allocation and Distribution, dated September 25, 2009, among the Company, Asia Regal Holdings Limited, Kin Keung Lai and certain individuals.

10.2*	Stock Purchase Agreement, dated September 10, 2008, by and among the Company, Steven Goertz and Flourishing Wisdom Holdings Limited [incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 11, 2008].

10.3	Equity Transfer Agreement, dated January 28, 2008, among Mingchun Zhou, Weibing Wang, Shengrong Dong, Yagang Lu, Yagang Lu and United Digital Home H.K. Group Company Limited (English Translation).

10.4	Investment Agreement, dated September 15, 2009, between Asia Regal Finance Capital Group, Co., Ltd. and United Digital Home H.K. Group Company Limited (English Translation).

10.5	Equipment Supply and Installation Contract, dated November 17, 2008, between Shenzhen Skyrise Technology Co., Ltd. and Shenzhen City Hwaloilee Industrial Co. Ltd (English Translation).

10.6	Contract for Purchase and Sales of Video Intercom Equipment, dated April 9, 2008, between Shenzhen Skyrise Technology Co., Ltd. and Shenzhen Nanhai Yitian House Developing Co., Ltd (English Translation).

10.7	Sales Contract, dated January 5, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Yangzhou Jinghua Living City Real Estate Co., Ltd. (English Translation).

10.8	Equipment Purchasing Contract, dated August 1, 2008, among Shenzhen First Construction Engineering Co., Ltd, Shenzhen Skyrise Technology Co., Ltd. and Shenzhen Zhenye (Group) Co., Ltd. (English Translation).

10.9	Lease Agreement, dated June 3, 2008, between Shenzhen Shunping Industrial Co., Ltd and Shenzhen Skyrise Technology Co., Ltd. (English Translation).

10.10	Shenzhen Skyrise Technology Co., Ltd. Form of Confidentiality Agreement (English Translation).

10.11	Employment Contact, dated May 27, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Mingchun Zhou (English Translation).

10.12	Employment Contact, dated June 11, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Dongmei Wu (English Translation).

10.13	Employment Contact, dated May 27, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Shengrong Dong (English Translation).

10.14	Employment Contact, dated May 27, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Weibing Wang (English Translation).

10.15	Employment Contact, dated May 27, 2009, between Shenzhen Skyrise Technology Co., Ltd. and Yanchun Jiang (English Translation).

Exhibit No.	Description

16.1	Letter from LBB & Associates Ltd., LLP, regarding change in certifying accountant.

21	Subsidiaries of the Company.

*incorporated by reference